                   AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                        among:


                             INVISION TECHNOLOGIES, INC.,
                               a Delaware corporation;


                                QP ACQUISITION CORP.,
                              a California corporation;


                                         and


                               QUANTUM MAGNETICS, INC.,
                               a California corporation










                             ---------------------------

                            Dated as of September 3, 1997
                             ---------------------------


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                                  TABLE OF CONTENTS

                                                                           PAGE

SECTION 1.    DESCRIPTION OF TRANSACTION . . . . . . . . . . . . . . . . . .  1
   1.1   Merger of Merger Sub into the Company . . . . . . . . . . . . . . .  1
   1.2   Effect of the Merger. . . . . . . . . . . . . . . . . . . . . . . .  1
   1.3   Closing; Effective Time . . . . . . . . . . . . . . . . . . . . . .  2
   1.4   Articles of Incorporation and Bylaws; Directors and Officers. . . .  2
   1.5   Conversion of Shares. . . . . . . . . . . . . . . . . . . . . . . .  2
   1.6   Employee Stock Options. . . . . . . . . . . . . . . . . . . . . . .  5
   1.7   Closing of the Company's Transfer Books . . . . . . . . . . . . . .  6
   1.8   Exchange of Certificates. . . . . . . . . . . . . . . . . . . . . .  6
   1.9   Dissenting Shares . . . . . . . . . . . . . . . . . . . . . . . . .  7
   1.10  Tax Consequences. . . . . . . . . . . . . . . . . . . . . . . . . .  8
   1.11  Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . .  8
   1.12  Further Action. . . . . . . . . . . . . . . . . . . . . . . . . . .  8

SECTION 2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . . . . . .  8
   2.1   Due Organization; No Subsidiaries; Etc. . . . . . . . . . . . . . .  8
   2.2   Articles of Incorporation and Bylaws; Records . . . . . . . . . . .  9
   2.3   Capitalization, Etc.. . . . . . . . . . . . . . . . . . . . . . . . 10
   2.4   Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . 11
   2.5   Absence of Changes. . . . . . . . . . . . . . . . . . . . . . . . . 12
   2.6   Title to Assets . . . . . . . . . . . . . . . . . . . . . . . . . . 14
   2.7   Bank Accounts; Receivables; Inventory . . . . . . . . . . . . . . . 14
   2.8   Equipment; Leasehold. . . . . . . . . . . . . . . . . . . . . . . . 14
   2.9   Proprietary Assets. . . . . . . . . . . . . . . . . . . . . . . . . 15
   2.10  Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
   2.11  Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
   2.12  Compliance with Legal Requirements. . . . . . . . . . . . . . . . . 22
   2.13  Governmental Authorizations . . . . . . . . . . . . . . . . . . . . 22
   2.14  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
   2.15  Employee and Labor Matters; Benefit Plans . . . . . . . . . . . . . 23
   2.16  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . 26
   2.17  Controlled Substances; Explosives . . . . . . . . . . . . . . . . . 26
   2.18  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
   2.19  Related Party Transactions. . . . . . . . . . . . . . . . . . . . . 27
   2.20  Legal Proceedings; Orders . . . . . . . . . . . . . . . . . . . . . 27
   2.21  Authority; Binding Nature of Agreement. . . . . . . . . . . . . . . 28
   2.22  Non-Contravention; Consents . . . . . . . . . . . . . . . . . . . . 28
   2.23  Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . 29
   2.24  No Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . 30


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                                  TABLE OF CONTENTS
                                     (CONTINUED)
                                                                           PAGE

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. . . . 30
   3.1   SEC Filings; Financial Statements . . . . . . . . . . . . . . . . . 30
   3.2   Authority; Binding Nature of Agreement. . . . . . . . . . . . . . . 30
   3.3   Valid Issuance; Reservation of Shares . . . . . . . . . . . . . . . 31

SECTION 4.    CERTAIN COVENANTS OF THE COMPANY . . . . . . . . . . . . . . . 31
   4.1   Access and Investigation. . . . . . . . . . . . . . . . . . . . . . 31
   4.2   Operation of the Company's Business . . . . . . . . . . . . . . . . 31
   4.3   Notification; Updates to Disclosure Schedule. . . . . . . . . . . . 33
   4.4   No Negotiation. . . . . . . . . . . . . . . . . . . . . . . . . . . 34
   4.5   Fees and Expenses.. . . . . . . . . . . . . . . . . . . . . . . . . 34

SECTION 5.    ADDITIONAL COVENANTS OF THE PARTIES. . . . . . . . . . . . . . 34
   5.1   Filings and Consents. . . . . . . . . . . . . . . . . . . . . . . . 34
   5.2   Registration Statement; Proxy Statement/Prospectus. . . . . . . . . 35
   5.3   Company Shareholders Meeting. . . . . . . . . . . . . . . . . . . . 35
   5.4   Public Announcements. . . . . . . . . . . . . . . . . . . . . . . . 36
   5.5   Pooling of Interests. . . . . . . . . . . . . . . . . . . . . . . . 36
   5.6   Affiliate Agreements. . . . . . . . . . . . . . . . . . . . . . . . 36
   5.7   Reasonable Efforts. . . . . . . . . . . . . . . . . . . . . . . . . 36
   5.8   Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
   5.9   Noncompetition Agreements . . . . . . . . . . . . . . . . . . . . . 36
   5.10  Termination of Agreements . . . . . . . . . . . . . . . . . . . . . 36
   5.11  FIRPTA Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . 37
   5.12  Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
   5.13  Termination of Employee Plans . . . . . . . . . . . . . . . . . . . 37
   5.14  Escrow Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . 37
   5.15  Escrow Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
   5.16  Amendment of Articles of Incorporation. . . . . . . . . . . . . . . 37

SECTION 6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB . 37
   6.1   Accuracy of Representations . . . . . . . . . . . . . . . . . . . . 38
   6.2   Performance of Covenants. . . . . . . . . . . . . . . . . . . . . . 38
   6.3   Shareholder Approval. . . . . . . . . . . . . . . . . . . . . . . . 38
   6.4   Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
   6.5   Agreements and Documents. . . . . . . . . . . . . . . . . . . . . . 38
   6.6   Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
   6.7   Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
   6.8   Termination of Employee Plans . . . . . . . . . . . . . . . . . . . 40
   6.9   FIRPTA Compliance . . . . . . . . . . . . . . . . . . . . . . . . . 40



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                                  TABLE OF CONTENTS
                                     (CONTINUED)
                                                                           PAGE

   6.10  Effectiveness of Registration Statement . . . . . . . . . . . . . . 40
   6.11  Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
   6.12  No Restraints . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
   6.13  No Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . 40
   6.14  Employment Agreements . . . . . . . . . . . . . . . . . . . . . . . 41

SECTION 7.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY . . . . . . 41
   7.1   Accuracy of Representations . . . . . . . . . . . . . . . . . . . . 41
   7.2   Performance of Covenants. . . . . . . . . . . . . . . . . . . . . . 41
   7.3   Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
   7.4   Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
   7.5   No Restraints . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
   7.6   Employment Agreements . . . . . . . . . . . . . . . . . . . . . . . 42

SECTION 8.    TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . 42
   8.1   Termination Events. . . . . . . . . . . . . . . . . . . . . . . . . 42
   8.2   Termination Procedures. . . . . . . . . . . . . . . . . . . . . . . 43
   8.3   Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . 43

SECTION 9.    INDEMNIFICATION, ETC.. . . . . . . . . . . . . . . . . . . . . 43
   9.1   Survival of Representations, Etc. . . . . . . . . . . . . . . . . . 43
   9.2   Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . 44
   9.3   Threshold . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
   9.4   Satisfaction of Indemnification Claim . . . . . . . . . . . . . . . 45
   9.5   No Contribution.. . . . . . . . . . . . . . . . . . . . . . . . . . 45
   9.6   Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
   9.7   Defense of Third Party Claims . . . . . . . . . . . . . . . . . . . 46
   9.8   Exercise of Remedies by Indemnitees Other Than Parent . . . . . . . 46

SECTION 10.   MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . 46
   10.1  Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
   10.2  Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . 46
   10.3  Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . 47
   10.4  Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . 47
   10.5  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
   10.6  Time of the Essence.. . . . . . . . . . . . . . . . . . . . . . . . 48
   10.7  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
   10.8  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
   10.9  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
   10.10 Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . 48


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                                  TABLE OF CONTENTS
                                     (CONTINUED)
                                                                           PAGE

   10.11 Remedies Cumulative; Specific Performance . . . . . . . . . . . . . 49
   10.12 Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
   10.13 Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
   10.14 Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
   10.15 Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . 49
   10.16 Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . 49
   10.17 Construction. . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

                                       EXHIBITS

Exhibit A     -    Certain definitions

Exhibit B     -    Form of Amended and Restated Articles of Incorporation of
                   Surviving Corporation

Exhibit C     -    Directors and officers of Surviving Corporation

Exhibit D-1   -    Form of Affiliate Agreement

Exhibit D-2   -    Persons to execute Affiliate Agreements

Exhibit E     -    Form of Continuity of Interest Certificate

Exhibit F     -    Persons to sign Noncompetition Agreements

Exhibit G     -    Form of Noncompetition Agreement

Exhibit H     -    Form of Release

Exhibit I     -    Form of legal opinion of Branton, Wilson & Muns

Exhibit J     -    Certain employees

Exhibit K     -    Form of legal opinion of Cooley Godward LLP

Exhibit L     -    Escrow Agreement

                                  AGREEMENT AND PLAN
                             OF MERGER AND REORGANIZATION



    THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "Agreement") is made and entered into as of September 3, 1997, by and among: INVISION TECHNOLOGIES, INC., a Delaware corporation ("Parent"); QP ACQUISITION CORP., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and QUANTUM MAGNETICS, INC., a California corporation (the "Company"). Certain other capitalized terms used in this Agreement are defined in Exhibit A.


                                       RECITALS

    A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the California General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

    B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

    C. For accounting purposes, it is intended that the Merger be treated as a "pooling of interests."


                                      AGREEMENT

    The parties to this Agreement agree as follows:


SECTION 1.    DESCRIPTION OF TRANSACTION

    1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

    1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the California General Corporation Law.


                                          1.

    1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, Five Palo Alto Square, Palo Alto, California 94306 at 10:00 a.m. on September 30, 1997, or at such other time and date as Parent may designate upon not less than five days' prior notice to the Company (the "Scheduled Closing Time"). (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.") Contemporaneously with or as promptly as practicable after the Closing, a properly executed agreement of merger conforming to the requirements of Chapter 11 of the California General Corporation Law shall be filed with the Secretary of State of the State of California. The Merger shall become effective at the time such agreement of merger is filed with and accepted by the Secretary of State of the State of California (the "Effective Time").

    1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent and the Company prior to the Effective Time:

         (a) the Articles of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit B;

         (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

         (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit C.

    1.5  CONVERSION OF SHARES.

         (a) Subject to Sections 1.5(b), 1.8(c) and 1.9, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

              (i) each share of Common Stock, no par value, of the Company (the "Company Common Stock") outstanding immediately prior to the Effective Time shall be converted into the right to receive (A) such fraction of a share of common stock (par value $.001 per share) of Parent ("Parent Common Stock") as is equal to 0.88 multiplied by the "Applicable Fraction" (as defined in Section 1.5(c)(i)) plus (B) up to such fraction of a share of Parent Common Stock as is equal to 0.12 multiplied by the Applicable Fraction if and when released, in whole or in part, from escrow pursuant to the terms of the Escrow Agreement;

              (ii) each share of Series A Preferred Stock, no par value, of the Company (the "Series A Stock") outstanding immediately prior to the Effective Time shall be converted into the right to receive (A) such fraction of a share of Parent Common Stock as is equal to 0.88 multiplied by the "Series A Fraction" (as defined in Section 1.5(c)(ii)) plus (B) up to such fraction of a share of Parent Common Stock as is equal to 0.12 multiplied by the Series A Fraction if and when released, in whole or in part, from escrow pursuant to the terms of the Escrow Agreement;

              (iii) each share of Series B Preferred Stock, no par value, of the Company (the "Series B Stock") outstanding immediately prior to the Effective Time shall be converted into the right to receive (A) such fraction of a share of Parent Common Stock as is equal to 0.88 multiplied by the "Series B Fraction" (as defined in Section 1.5(c)(iv)) plus (B) up to such fraction of a share of Parent Common Stock as is equal to 0.12 multiplied by the Series B Fraction if and when released, in whole or in part, from escrow pursuant to the terms of the Escrow Agreement;

              (iv) each share of Series C Preferred Stock, no par value, of the Company (the "Series C Stock") outstanding immediately prior to the Effective Time shall be converted into the right to receive (A) such fraction of a share of Parent Common Stock as is equal to 0.88 multiplied by the "Series C Fraction" (as defined in Section 1.5(c)(v)) plus (B) up to such fraction of a share of Parent Common Stock as is equal to 0.12 multiplied by the Series C Fraction if and when released, in whole or in part, from escrow pursuant to the terms of the Escrow Agreement;

              (v) each share of the common stock, $0.001 par value, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

         (b) Each share of Company Common Stock, Series A Stock, Series B Stock, Series C Stock outstanding immediately prior to the Effective Time and owned by Parent and each share of Series D Preferred stock, no par value, of the Company ("Series D Stock") outstanding immediately prior to the Effective Time, all of which are owned by Parent, shall automatically be canceled and no conversion shall be made in respect thereof.

         (c)  For purposes of this Agreement:

              (i) The "Applicable Fraction" shall be the fraction: (A) having a numerator equal to the amount determined by subtracting (1) the "Aggregate Liquidation Preference" (as defined in Section 1.5(c)(vi)) from (2) the amount determined by multiplying (i) 777,000 by (ii) the Designated Parent Stock Price (as defined in Section 1.5(c)(viii)); and (B) having a denominator equal to the amount determined by multiplying (1) the "Adjusted Fully Diluted Company Share Amount" (as defined in Section 1.5(c)(vii)) by (2) the "Designated Parent Stock Price" (as defined in Section 1.5(c)(viii));

              (ii) The "Series A Fraction" means the sum of: (A) the fraction determined by dividing (1) $1.50 (representing the liquidation preference of each share of Series A Stock under the Company's Articles of Incorporation) by (2) the "Designated Parent Stock Price" (as defined in Section 1.5(c)(viii)); and (B) the fraction determined by multiplying (1) the "Series A Conversion Rate" (as defined in Section 1.5(c)(iii)) by (2) the "Applicable Fraction" (as defined in Section 1.5(c)(i));

              (iii) The "Series A Conversion Rate" shall be the fraction determined by dividing (1) the total number of shares of Common Stock issuable upon the conversion of all shares of Series A Stock outstanding immediately prior to the Effective Time by (2) the total number of shares of Series A Stock outstanding immediately prior to the Effective Time.

              (iv) The "Series B Fraction" means the fraction determined by dividing (A) $0.75 (representing the liquidation preference of each share of Series B Stock under the Company's Articles of Incorporation) by (B) the "Designated Parent Stock Price" (as defined in Section 1.5(c)(viii));

              (v) The "Series C Fraction" means the sum of: (A) the fraction determined by dividing (1) $1.00 (representing the liquidation preference of each share of Series C Stock under the Company's Articles of Incorporation) by (2) the "Designated Parent Stock Price" (as defined in Section 1.5(c)(viii)); and (B) the "Applicable Fraction" (as defined in Section 1.5(c)(i));

              (vi) The "Aggregate Liquidation Preference" shall be the amount equal to the sum of: (A) $1.50 (representing the liquidation preference of each share of Series A Stock under the Company's Articles of Incorporation) multiplied by the number of shares of Series A Stock outstanding immediately prior to the Effective Time;
         (B) $0.75 (representing the liquidation preference of each share of Series B Stock under the Company's Articles of Incorporation) multiplied by the number of shares of Series B Stock outstanding immediately prior to the Effective Time; and (C) $1.00 (representing the liquidation preference of each share of Series C Stock under the Company's Articles of Incorporation) multiplied by the number of shares of Series C Stock outstanding immediately prior to the Effective Time;

              (vii) The "Adjusted Fully Diluted Company Share Amount" shall be the sum of: (A) the number of shares resulting from the subtraction of (1) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time and held by Parent from (2) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including any such shares that are subject to a repurchase option or risk of forfeiture under any restricted stock purchase agreement or other agreement); (B) the aggregate number of shares of Company Common Stock issuable upon conversion of all of the Series A Stock and Series C Stock collectively outstanding immediately prior to the Effective Time and not held by Parent; and (C) the aggregate number of shares of Company Common Stock purchasable under or otherwise subject to all Company Options (as defined in Section 1.6) outstanding immediately prior to the Effective Time (including all shares of Company Common Stock that may ultimately be purchased under Company Options that are unvested or are otherwise not then exercisable); and

              (viii) The "Designated Parent Stock Price" shall be the average of the closing sale prices of a share of Parent Common Stock as reported on the Nasdaq National Market for each of the sixty (60) consecutive trading days ending (and including) the third trading day prior to the Company Shareholders Meeting, weighted in accordance with the number of shares of Parent Common Stock traded on each such trading day.

         (d) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

         (e) All calculations made pursuant to this Section 1.5 shall be calculated to the nearest fifth decimal place, with five millionths rounded up to the nearest one-hundred-thousandth.

    1.6 EMPLOYEE STOCK OPTIONS. At the Effective Time, each stock option that is then outstanding under the Company's 1994 Qualified and Nonqualified Stock Option Plan (the "Company Stock Plan"), whether vested or unvested (a "Company Option"), shall be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of the Company Stock Plan and the stock option agreement by which such Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Company Options shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (a) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (b) the number of shares of Parent Common Stock subject to each such assumed Company Option shall be equal to the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time multiplied by the Applicable Fraction, rounded down to the nearest whole number of shares of Parent Common Stock, (c) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Applicable Fraction, and rounding the resulting exercise price up to the nearest whole cent, and (d) all restrictions on the exercise of each such assumed Company Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; PROVIDED, HOWEVER, that each such assumed Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time; PROVIDED FURTHER, that upon the issuance of Parent Common Stock pursuant to the exercise of an assumed Company Option prior to the release of all shares of Parent Common Stock held in escrow pursuant to the Escrow Agreement, (i) Parent shall issue to the Person exercising such assumed Company Option only that portion of the shares of Parent Common Stock issuable upon suchexercise of such assumed Company Option that such holder would have received had such assumed Company Option been exercised prior to the Effective Time and converted into shares of Parent Common Stock pursuant to Section 1.5(a)(i), (ii) the remainder of the shares of Parent Common Stock issuable upon the exercise of such assumed Company Option shall be held in escrow pursuant to the terms of the Escrow Agreement, and (iii) any such shares of Parent Common Stock shall be deemed to have been deposited into escrow as of the Effective Time and appropriate adjustments shall be made in Exhibit A of the Escrow Agreement with respect to the incidence of any prior release of shares of Parent Common Stock to an Indemnitee, so that any such Person bears a proportionate share of any release to an Indemnitee that occurs after the Effective Time. The Company and Parent shall take all actions that may be necessary (under the Company Stock Plan and otherwise) to effectuate the provisions of this Section
1.6. Following the Closing, Parent will send to each holder of an assumed Company Option a written notice setting forth (i) the number of shares of Parent Common Stock subject to such assumed Company Option, and (ii) the exercise price per share of Parent Common Stock issuable upon exercise of such assumed Company Option. Parent shall file with the SEC, within sixty (60) days after the Closing Date, a registration statement on Form S-8 registering the exercise of the Company Options assumed by Parent pursuant to this Section 1.6.


    1.7 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

    1.8  EXCHANGE OF CERTIFICATES.

         (a) At or as soon as practicable after the Effective Time, Parent will send to the holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to Parent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Section 1, and the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.8, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a certificate representing shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by this Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

         (b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.8 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

         (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Designated Parent Stock Price.

         (d) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

         (e) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

    1.9  DISSENTING SHARES.

         (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company that, as of the Effective Time, are or may become "dissenting shares" within the meaning of Section 1300(b) of the California Corporations Code shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section
1.5 (or cash in lieu of fractional shares in accordance with Section 1.8(c)), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Chapter 13 of the California General Corporation Law; PROVIDED, HOWEVER, that if the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with
Section 1.5 (and cash in lieu of fractional shares in accordance with Section 1.8(c)).

         (b) The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of capital stock of the Company pursuant to Chapter 13 of the California General Corporation Law and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the California General Corporation Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

    1.10 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

    1.11 ACCOUNTING TREATMENT. For accounting purposes, the Merger is intended to be treated as a "pooling of interests."

    1.12 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.


SECTION 2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants, to and for the benefit of the Indemnitees, as follows:

    2.1  DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted;(ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts.

         (b) Except as set forth in Part 2.1 of the Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Quantum Magnetics, Inc."

         (c) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1 of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1 of the Disclosure Schedule.

         (d) Part 2.1 of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.

         (e) The Company does not own any controlling interest in any Entity and, except for the equity interests identified in Part 2.1 of the Disclosure Schedule, the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. The Company has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest.

    2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to Parent accurate and complete copies of: (1)the Company's articles of incorporation and bylaws, including all amendments thereto;(2) the stock records of the Company; and (3)except as set forth in Part 2.2 of the Disclosure Schedule, the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the shareholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records.
There has not been any violation of any of the provisions of the Company's articles of incorporation or bylaws, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

    2.3  CAPITALIZATION, ETC.

         (a) The authorized capital stock of the Company consists of: (i) 17,000,000 shares of Common Stock (with no par value), of which 3,994,216 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 7,911,340 shares of Preferred Stock (with no par value), of which (A) 2,500,000 shares have been designated "Series A Preferred Stock," of which 1,666,669 shares have been issued and are outstanding as of the date of this Agreement;
(B) 711,340 shares have been designated "Series B Preferred Stock," of which 711,340 shares have been issued and are outstanding; (C) 3,500,000 shares have been designated "Series C Preferred Stock," of which 1,643,556 shares have been issued and are outstanding as of the date of this Agreement; and (D) 1,200,000 shares have been designated "Series D Preferred Stock," of which 441,328 shares have been issued and are outstanding. Each outstanding share of Series A Stock, Series B Stock, Series C Stock and Series D Stock is convertible into one share of Company Common Stock. All of the outstanding shares of Company Common Stock, Series A Stock, Series B Stock, Series C Stock and Series D Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Part 2.3 of the Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option which is held by the Company and to which any of such shares is subject.

         (b) The Company has reserved 2,200,000 shares of Company Common Stock for issuance under the Company Stock Plan, of which options to purchase 1,344,119 shares are outstanding as of the date of this Agreement. Part 2.3 of the Disclosure Schedule accurately sets forth, with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable; (iii) the date on which such Company Option was granted and the term of such Company Option; (iv) the vesting schedule for such Company Option;
(v) the exercise price per share of Company Common Stock purchasable under such Company Option; and (vi) whether such Company Option has been designated an "incentive stock option" as defined in Section 422 of the Code.

         (c) The Company has warrants (the "Company Warrants") to purchase 211,917 shares of Series A Stock and 642,076 shares of Series C Stock outstanding as of the date of this Agreement. The Company has reserved 211,917 shares of Series A Stock and 642,076 shares of Series C Stock for issuance upon exercise of the Company Warrants. Part 2.3 of the Disclosure Schedule accurately sets forth, with respect to each Company Warrant that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Warrant; (ii) the total number of shares of Series A Stock or Series C Stock (as the case may be) that are subject to such Company Warrant and the number of shares of Series A Stock or Series C Stock (as the case may be) with respect to which such Company Warrant is immediately exercisable; (iii) the date on which such Company Warrant was granted and the term of such Company Warrant; (iv) the vesting schedule for such Company Warrant; and (v) the exercise price per share of Series A Stock or Series C Stock (as the case may be) purchasable under such Company Warrant. As of the date of this Agreement, as a consequence of the transactions contemplated by this Agreement or otherwise, all Company Warrants are fully exercisable. All Company Warrants not previously exercised will terminate at the Effective Time and there will be no right (whether or not then exercisable) to acquire capital stock or other securities of the Company or any other Entity under any Company Warrants at or after the Effective Time. All Company Warrants exercisable for Series C Stock are in the form provided by Dale Sheets to Deborah Lawson Cleveland by facsimile transmission dated June 26, 1997.

         (d) Except as set forth in Part 2.3 of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii)outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the best of the knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

         (e) All outstanding shares of Company Common Stock, Series A Stock, Series B Stock, Series C Stock and Series D Stock, and all outstanding Company Warrants and Company Options, have been issued and granted in compliance with
(i) all applicable securities laws and other applicable Legal Requirements, and
(ii) all requirements set forth in applicable Contracts.

         (f) Except as set forth in Part 2.3 of the Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of the California General Corporation Law and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

    2.4  FINANCIAL STATEMENTS.

         (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

              (i) The audited balance sheets of the Company as of September 30, 1996 and 1995, and the related audited income statements, statements of shareholders equity and statements of cash flows of the Company for the years then ended, together with the notes thereto and the unqualified report and opinion of Coopers & Lybrand LLP relating thereto; and

              (ii) the unaudited balance sheet of the Company as of May 31, 1997 (the "Unaudited Interim Balance Sheet"), and the related unaudited income statement of the Company for the eight months then ended.

         (b) The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

    2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since May 31, 1997:

         (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance or prospects, and, to the best of the knowledge of the Company, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

         (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);

         (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

         (d)  the Company has not sold, issued or authorized the issuance of
    (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options and Series A Stock or Series C Stock issued upon the exercise of outstanding Company Warrants), (ii) any option or right to acquire any capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

         (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of the Company Stock Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, (iii) any restricted stock purchase agreement, or (iv) any Company Warrant;

         (f) there has been no amendment to the Company's articles of incorporation or bylaws, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

         (g) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

         (h) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company since May 31, 1997, exceeds $10,000;

         (i) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

         (j) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

         (k) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

         (l) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

         (m) the Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

         (n) the Company has not (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

         (o) the Company has not changed any of its methods of accounting or accounting practices in any respect;

         (p)  the Company has not made any Tax election;

         (q)  the Company has not commenced or settled any Legal Proceeding;

         (r) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

         (s) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

    2.6 TITLE TO ASSETS. The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in Parts 2.1, 2.7(b), 2.8(b) and 2.9 of the Disclosure Schedule and all of the Company's rights under the Contracts identified in Part 2.10 of the Disclosure Schedule; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6 of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

    2.7  BANK ACCOUNTS; RECEIVABLES; INVENTORY.

         (a) Part 2.7(a) of the Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.

         (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of May 31, 1997. Except as set forth in
Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since May 31, 1997 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business and (ii) are current and will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $10,000 in the aggregate).

         (c) All inventory of the Company, whether or not reflected in the Company Financial Statements, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Company Financial Statements or on the accounting records of the Company as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

    2.8  EQUIPMENT; LEASEHOLD.

         (a) All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.

         (b) Part 2.8(b) of the Disclosure Schedule identifies all tangible assets owned by the Company with an original cost to the Company in excess of $5,000.

         (c) Part 2.8(c) of the Disclosure Schedule identifies all tangible assets leased to the Company.

         (d) The Company does not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 2.10 of the Disclosure Schedule.

    2.9  PROPRIETARY ASSETS.

         (a) Part 2.9(a)(i) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Disclosure Schedule identifies and provides a brief description of all other Company Proprietary Assets owned by the Company. Part 2.9(a)(iii) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public at a cost of less than $5,000), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. Except as set forth in Part 2.9(a)(iv) of the Disclosure Schedule, the Company has good, valid and marketable title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Disclosure Schedule, free and clear of all Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(iii) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(v) of the Disclosure Schedule, the Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in
Part 2.9(a)(vi) of the Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

         (b) The Company has taken all measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Part 2.9(b) of the Disclosure Schedule, the Company has not (other than pursuant to license agreements identified in Part 2.10 of the Disclosure Schedule) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Company Proprietary Asset, or (ii) the object code, or any portion or aspect of the object code, of any Company Proprietary Asset.

         (c) None of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. The Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

         (d)   Except as set forth in Part 2.9(d) of the Disclosure Schedule:
(i) each Company Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of the Company; and (ii) there has not been any claim by any customer or other Person alleging that any Company Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company, and, to the best of the knowledge of the Company, there is no basis for any such claim. The Company has established adequate reserves on the Unaudited Interim Balance Sheet to cover all costs associated with any obligations that the Company may have with respect to the correction or repair of programming errors or other defects in the Company Proprietary Assets.

         (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in
Part 2.9(e) of the Disclosure Schedule, (i) the Company has not licensed any of the Company Proprietary Assets to any Person, and (ii) the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

         (f)  Except as set forth in Part 2.9(f) of the Disclosure Schedule,
(i) all current and former employees of the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Confidential Information and Invention Assignment Agreement previously delivered to Parent, and (ii) all current and former consultants and independent contractors to the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to Parent.

    2.10 CONTRACTS.

         (a)  Part 2.10 of the Disclosure Schedule identifies:

              (i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

              (ii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

              (iii) each Company Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

              (iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

              (v) each Company Contract relating to the acquisition, issuance or transfer of any securities;

              (vi) each Company Contract relating to the creation of any Encumbrance with respect to any asset of the Company;

              (vii) each Company Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

              (viii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

              (ix) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.19);

              (x) each Company Contract constituting or relating to a Government Contract or Government Bid;

              (xi) any other Company Contract that was entered into outside the ordinary course of business or was inconsistent with the Company's past practices;

              (xii) any other Company Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company; and

              (xiii) any other Company Contract that contemplates or involves
    (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $10,000 in the aggregate, or (B) the performance of services having a value in excess of $10,000 in the aggregate.

(Contracts in the respective categories described in clauses "(i)" through "(xiii)" above are referred to in this Agreement as "Material Contracts.")

         (b) The Company has delivered to Parent accurate and complete copies of all written Contracts identified in Part 2.10 of the Disclosure Schedule, including all amendments thereto. Part 2.10 of the Disclosure Schedule provides an accurate description of the terms of each Company Contract that is not in written form. Each Contract identified in Part 2.10 of the Disclosure Schedule is valid and in full force and effect, and, to the best of the knowledge of the Company, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         (c)  Except as set forth in Part 2.10 of the Disclosure Schedule:

              (i) the Company has not violated or breached, or committed any default under, any Company Contract, and, to the best of the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Contract;

              (ii) to the best of the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to,
    (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or modify any Company Contract;

              (iii) since September 30, 1993, the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract; and

              (iv) the Company has not waived any of its material rights under any Company Contract.

         (d) No Person is renegotiating, or has a right pursuant to the terms of any Company Contract to renegotiate, any amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

         (e) The Contracts identified in Part 2.10 of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

         (f) Part 2.10 of the Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by the Company since January 1, 1997.

         (g) Part 2.10 of the Disclosure Schedule provides an accurate description and breakdown of the Company's backlog under Company Contracts and Government Bids.

         (h)  Except as set forth in Part 2.10(h) of the Disclosure Schedule:

              (i) the Company has not, in obtaining or performing any Government Contract, violated (A) the Truth in Negotiations Act of 1962, as amended, (B) the Service Contract Act of 1965, as amended, (C) the Contract Disputes Act of 1978, as amended, (D) the Office of Federal Procurement Policy Act, as amended, (E) the Federal Acquisition Regulations (the "FAR") or any applicable agency supplement thereto, (F) the Cost Accounting Standards, (G) the Defense Industrial Security Manual (DOD 5220.22-M), (H) the Defense Industrial Security Regulation (DOD 5220.22-R) or any related security regulations;

              (ii) to the best knowledge of the Company, its directors, and its officers, none of the Company's directors, officers, employees, agents or consultants is (or for the last five (5) years has been) under administrative, civil or criminal investigation, indictment or information, audit or internal investigation with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid;

              (iii) Company has not made a voluntary disclosure to the U.S. Government or any state government with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract or Government Bid;

              (iv) neither the Company, its directors, nor its officers have any knowledge of any irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid that has led or could lead, either before or after the Closing Date, to any adverse consequences or any damage, penalty assessment, recoupment of payment or disallowance of cost;

              (v) neither the Company, its directors, nor its officers have any reason to believe that any employee, agent, consultant, representative or affiliate of the Company is in receipt or possession of any competitor or government proprietary or procurement sensitive information under circumstances where there is reason to believe that such receipt or possession is unlawful or unauthorized;

              (vi) neither the Company nor any of its directors, officers of is (or for the last five (5) years has been) suspended or debarred from doing business with the U.S. Government or any State Government, or has been declared ineligible for U.S. Government or State Government contracting. The Company, its directors, and its officers know of no circumstances that would warrant the initiation of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of the Company in the future;

              (vii) no negative determinations of responsibility have been issued against the Company in connection with any Government Contract or Government Bid;

              (viii) no direct or indirect costs incurred by the Company have been questioned or disallowed as a result of a finding or determination of any kind by any Governmental Body;

              (ix) no Governmental Body, and no prime contractor or higher-tier subcontractor of any Governmental Body, has withheld or set off, or threatened to withhold or set off, any amount due to the Company under any Government Contract;

              (x) to the best of the knowledge of the Company, there are not and have not been any irregularities, misstatements or omissions relating to any Government Contract or Government Bid that have led to or could reasonably be expected to lead to (A) the recoupment of any payments previously made to the Company, (B) a finding or claim of fraud, defective pricing, mischarging or improper payments on the part of the Company, or
    (E) the assessment of any penalties or damages of any kind against the Company;

             (xi) there is not and has not been any (A) outstanding claim against the Company by, or dispute involving the Company with, any prime contractor, subcontractor, vendor or other Person arising under or relating to the award or performance of any Government Contract, (B) fact known by the Company upon which any such claim could reasonably be expected to be based or which may give rise to any such dispute, (C) final decision of any Governmental Body against the Company;

            (xii) no termination for convenience, termination for default, cure notice, show cause notice, or notice of breach has been issued by any Government Body;

           (xiii) the Company has not entered into any financing arrangement or assignment of proceeds with respect to the performance of any Government Contract;

            (xiv) no payment has been made by the Company or by any Person acting on the Company's behalf to any Person (other than to any bona fide employee or agent (as defined in subpart 3.4 of the FAR) of the Company) which is or was contingent upon the award of any Government Contract or which would otherwise be in violation of any applicable procurement law or regulation or any other Legal Requirement;

             (xv) the Company's cost accounting system is in compliance with applicable regulations and other applicable Legal Requirements, and has not been determined by any Governmental Body not to be in compliance with any Legal Requirement;

            (xvi) the Company has complied with all applicable regulations and other Legal Requirements and with all applicable contractual requirements relating to the placement of legends or restrictive markings on technical data, computer software and other Proprietary Assets;

           (xvii) in each case in which the Company has delivered or otherwise provided any technical data, computer software or Company Proprietary Asset to any Governmental Body in connection with any Government Contract, the Company has marked such technical data, computer software or Company Proprietary Asset with all markings and legends (including any "restricted rights" legend and any "government purpose license rights" legend) permitted (under the FAR or other applicable Legal Requirements) to ensure that Company has retained the maximum rights permitted by Government Body regulations;

          (xviii) the Company has reached agreement with the cognizant government representatives approving and "closing" all indirect costs charged to Government Contracts for 1991, 1992, 1993, 1994 and 1995, and those years are closed;

            (xix) the responsible government representatives have agreed with the Company on the "forward pricing rates" that the Company is charging on cost-type Government Contracts and including in Government Bids;

             (xx) the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body under or in connection with any Government Contract or Government Bid as a result of or by virtue of (A) the execution, delivery of performance of this Agreement or any of the other agreements referred to in this Agreement, or (B) the consummation of the Merger or any of the other transactions contemplated by this Agreement;

            (xxi) the Company has fully complied with all material terms and conditions of all Government Contracts and Government Bids, including all clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein;

           (xxii) the Company has fully complied with all requirements of statute, rule, regulation, order or agreement pertaining to such Government Contract and Government Bid; and

          (xxiii) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract and Government Bid were current, accurate and complete as of their effective date, and the Seller has fully complied with all such representations and certifications.

    2.11 LIABILITIES. The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) accounts payable or accrued salaries that have been incurred by the Company since May 31, 1997 in the ordinary course of business and consistent with the Company's past practices; (c) liabilities under the Company Contracts identified in Part 2.10 of the Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Contracts; and (d) the liabilities identified in Part 2.11 of the Disclosure Schedule.

    2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is, and has at all times since September 30, 1993 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. Except as set forth in Part 2.12 of the Disclosure Schedule, since September 30, 1993, the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

    2.13 GOVERNMENTAL AUTHORIZATIONS. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times since September 30, 1993 has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. Since September 30, 1993, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

    2.14 TAX MATTERS.

         (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Parent accurate and complete copies of all Company Returns filed since September 30, 1990 which have been requested by Parent.

         (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from May 31, 1997 through the Closing Date, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date.

         (c) No Company Return relating to income Taxes has ever been examined or audited by any Governmental Body. Except as set forth in Part 2.14 of the Disclosure Schedule, there have been no examinations or audits of any Company Return. The Company has delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.14 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

         (d) Except as set forth in Part 2.14 of the Disclosure Schedule, no claim or Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

         (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

    2.15 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

         (a) Part 2.15(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company ("Employee"), except for Plans which would not require the Company to make payments or provide benefits having a value in excess of $10,000 in the aggregate.

         (b) Except as set forth in Part 2.15(a) of the Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and, to the best of the knowledge of the Company, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

         (c) The Company maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Disclosure Schedule (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

         (d)  With respect to each Plan, the Company has delivered to Parent:

              (i) an accurate and complete copy of such Plan (including all amendments thereto);

              (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;

              (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

              (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

              (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

              (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

         (e) The Company is not required to be, and, to the best of the knowledge of the Company, has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the best of the knowledge of the Company, the Company has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in
Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in

Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

         (f) The Company does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

         (g) Except as set forth in Part 2.15(g) of the Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

         (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

         (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

         (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked.

         (k) Except as set forth in Part 2.15(k) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

         (l) Part 2.15(l) of the Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of the Company's employees are "at will" employees.

         (m) Part 2.15(m) of the Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

         (n) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

         (o) Except as set forth in Part 2.15(o) of the Disclosure Schedule, the Company has good labor relations, and the Company does not have any reason to believe that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the Company's labor relations, or (ii) any of the Company's employees intends to terminate his or her employment with the Company.

    2.16 ENVIRONMENTAL MATTERS. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the best of the knowledge of the Company, there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law in the future. To the best of the knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in
Part 2.16 of the Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

    2.17 CONTROLLED SUBSTANCES; EXPLOSIVES. The Company is in compliance in all material respects with all applicable laws relating to (i) the possession, use and storage of drugs and other controlled substances of a similar nature (collectively, "Controlled Substances") and (ii) the possession, use and storage of explosive materials and devices (collectively, "Explosives"), in each case which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under such applicable laws and compliance with the terms and conditions thereof. All Governmental Authorizations currently held by the Company pursuant to such applicable laws are identified in Part 2.13 of the Disclosure Schedule. The Company maintains inventory controls and use and storage procedures to ensure that all Controlled Substances and Explosives will not be lost, stolen or otherwise go unaccounted for. The Company is in possession of all Controlled Substances and Explosives which it has obtained or used in the course of its business, other than such Controlled Substances and Explosives that the Company has returned to Governmental Bodies from which such Controlled Substances and Explosives had been obtained. No employee of the Company or other Person has suffered any injury as a result of the use or handling any Controlled Substances or Explosives on the premises of the Company or while engaging in their employment activities with the Company.

    2.18 INSURANCE. Part 2.18 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company and identifies any material claims made thereunder, and the Company has delivered to Parent accurate and complete copies of the insurance policies identified on Part 2.18 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.18 of the Disclosure Schedule is in full force and effect. Since September 30, 1993, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

    2.19 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.19 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since September 30, 1993 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time since September 30, 1993 been, indebted to the Company; (c) since September 30, 1993, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Company; (d) no Related Party is competing, or has at any time since September 30, 1993 competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights under Company Options, rights under Company Warrants and rights to receive compensation for services performed as an employee of the Company). (For purposes of the Section 2.19 each of the following shall be deemed to be a "Related Party": (i) shareholders of the Company; (ii) each individual who is, or who has at any time since September 30, 1993 been, an officer or director of the Company; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

    2.20 LEGAL PROCEEDINGS; ORDERS.

         (a) Except as set forth in Part 2.21 of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the best of the knowledge of the Company) no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of the Company, except as set forth in Part 2.21 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

         (b) Except as set forth in Part 2.21 of the Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against the Company.

         (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the best of the knowledge of the Company, no director, officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such director, officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

    2.21 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    2.22 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.22 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

         (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's articles of incorporation or bylaws, or
    (ii) any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors;

         (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

         (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

         (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Material Contract, or give any Person the right to
    (i) declare a default or exercise any remedy under any such Company Contract, (ii) accelerate the maturity or performance of any such Company Contract, or (iii) cancel, terminate or modify any such Company Contract; or

         (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth in Part 2.22 of the Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

    2.23 FULL DISCLOSURE.

         (a) This Agreement (including the Disclosure Schedule) does not, and the Closing Certificate (as defined in Section 6.5(m)) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact required to be stated therein or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

         (b) None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement/Prospectus to be filed with the SEC as part of the S-4 Registration Statement (the "Proxy Statement/Prospectus"), will, at the time the Proxy Statement/Prospectus is mailed to the shareholders of the Company, at the time of the Company Shareholders Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

    2.24 NO BROKERS OR FINDERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.


SECTION 3.    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

    3.1  SEC FILINGS; FINANCIAL STATEMENTS.

         (a) Parent has delivered to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between April 23, 1996 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b)  The consolidated financial statements contained in the Parent SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

    3.2 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's stockholders is needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

    3.3 VALID ISSUANCE; RESERVATION OF SHARES. Subject to Section 1.5(c), the Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable. Parent has reserved for issuance, or will have reserved for issuance prior to the Closing, a sufficient number of shares of Parent Common Stock to cover the Company Options to be assumed by Parent at the Closing pursuant to Section 1.6 upon exercise of such rights in accordance with their terms.


SECTION 4.    CERTAIN COVENANTS OF THE COMPANY

    4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request.

    4.2  OPERATION OF THE COMPANY'S BUSINESS.  During the Pre-Closing Period:

         (a) the Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

         (b) the Company shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

         (c) the Company shall keep in full force all insurance policies identified in Part 2.18 of the Disclosure Schedule;

         (d) the Company shall cause its officers to report regularly in writing (but in no event less frequently than weekly) to Parent concerning the status of the Company's business;

         (e) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except that the Company may repurchase Company Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

         (f)  the Company shall not sell, issue or authorize the issuance of
    (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted (x) to issue Company Common Stock to employees upon the exercise of outstanding Company Options, (y) to issue to holders of outstanding Company Warrants Series A Stock or Series C Stock issuable upon the exercise of such Company Warrants, and (z) to issue shares of Company Common Stock upon the conversion of shares of the Company's outstanding Preferred Stock);

         (g) the Company shall not amend or waive any of its rights under, or permit the acceleration of vesting under, (i) any provision of the Company Stock Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, (iii) any provision of any restricted stock purchase agreement, or (iv) any provision of any agreement evidencing any outstanding Company Warrant;

         (h) the Company shall not amend or permit the adoption of any amendment to the Company's articles of incorporation or bylaws, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

         (i) the Company shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

         (j) the Company shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $10,000 per month;

         (k) the Company shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Contract;

         (l) the Company shall not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Contracts;

         (m) the Company shall not (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business), or (ii) incur or guarantee any indebtedness for borrowed money (except that the Company may make routine borrowings in the ordinary course of business under its line of credit with Silicon Valley Bank, N.A.);

         (n) the Company shall not (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, (iii) hire any new employees, or (iv) enter into new employment or consulting agreements or modify existing employment or consulting agreements;

         (o) the Company shall not change any of its methods of accounting or accounting practices in any material respect;

         (p)  the Company shall not make any Tax election;

         (q) the Company shall not commence or settle any material Legal Proceeding; and

         (r) the Company shall not agree or commit to take any of the actions described in clauses "(e)" through "(q)" above.

Notwithstanding the foregoing, the Company may take any action described in clauses "(e)" through "(r)" above if Parent gives its prior written consent to the taking of such action by the Company.

    4.3  NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

         (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

              (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

              (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

              (iii) any breach of any covenant or obligation of the Company; and

              (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
    Section 7 impossible or unlikely.

         (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any of the conditions set forth in
Section 6 has been satisfied.

    4.4 NO NEGOTIATION. During the Pre-Closing Period, the Company shall not (and the Company shall ensure that its Representatives shall not), directly or indirectly:

         (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

         (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

         (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.

The Company shall promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or any of its Representatives during the Pre-Closing Period.

    4.5 FEES AND EXPENSES. The Company shall not incur, nor permit any other Person to incur, any fees, costs and expenses of the type referred to in Section 10.3, by or for the benefit of the Company (including all such fees, costs and expenses incurred prior to the date of this Agreement and including the amount of all special bonuses and other amounts that may become payable to any officers of the Company or other Persons in connection with the consummation of the transactions contemplated by this Agreement) that shall exceed $50,000 in the aggregate.


SECTION 5.    ADDITIONAL COVENANTS OF THE PARTIES

    5.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. The Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

    5.2 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. As promptly as practicable after the date of this Agreement, the Company and Parent shall prepare and cause to be filed with the SEC the S-4 Registration Statement, together with the Proxy Statement/Prospectus and any other documents required by the Securities Act or the Exchange Act in connection with the Merger. Each of Parent and the Company shall use all reasonable efforts to cause the S-4 Registration Statement (including the Proxy Statement/Prospectus) to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. The Company shall promptly furnish to Parent all information concerning the Company and the Company's shareholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.2. If any event relating to the Company occurs, or if the Company becomes aware of any information, that should be set forth in an amendment or supplement to the S-4 Registration Statement or the Proxy Statement/Prospectus, then the Company shall promptly inform Parent thereof and shall cooperate with Parent in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the shareholders of the Company.

    5.3  COMPANY SHAREHOLDERS MEETING.

         (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and hold the Company Shareholders Meeting. The Company Shareholders Meeting will be held as promptly as practicable and in any event within thirty (30) days after the S-4 Registration Statement is declared effective by the SEC. The Company shall ensure that the Company Shareholders Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Company Shareholders Meeting are solicited, in compliance with all applicable Legal Requirements. The Company's obligation to call, give notice of, convene and hold the Company Shareholders Meeting in accordance with this Section 5.3(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any proposal by a third party to acquire the Company or substantially all of the assets of the Company, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of the Company with respect to the Merger.

         (b) The Board of Directors of the Company shall unanimously recommend that the Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Shareholders Meeting. The Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that the Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Shareholders Meeting. Neither the Board of

Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the unanimous recommendation of the Board of Directors of the Company that the Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger. For purposes of this Agreement, such recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to Parent if such recommendation shall no longer be unanimous.

    5.4 PUBLIC ANNOUNCEMENTS. During the Pre-Closing Period, (a) the Company shall not (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent, and (b) Parent will use reasonable efforts to consult with the Company prior to issuing any press release or making any public statement regarding the Merger.

    5.5 POOLING OF INTERESTS. During the Pre-Closing Period, the Company shall not take any action that could reasonably be expected to have an adverse effect on the ability of Parent to account for the Merger as a "pooling of interests."

    5.6 AFFILIATE AGREEMENTS. The Company shall use all commercially reasonable efforts to cause each other Person identified on Exhibit D-2 (and any other Person that could reasonably be deemed to be an "affiliate" of the Company for purposes of the Securities Act), to execute and deliver to Parent, as promptly as practicable after the execution of this Agreement, an Affiliate Agreement in the form of Exhibit D-1.

    5.7 REASONABLE EFFORTS. During the Pre-Closing Period, (a) the Company shall use all reasonable efforts to cause the conditions set forth in Sections
6.1 through and including 6.9, and Section 6.14, to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use all reasonable efforts to cause the conditions set forth in Sections 7.1 and 7.2 to be satisfied on a timely basis.

    5.8 TAX MATTERS. Prior to the Closing, (a) Parent and the Company shall execute and deliver, to Cooley Godward LLP and to Branton, Wilson & Muns, tax representation letters (which will be used in connection with the legal opinions contemplated by Sections 6.5(k) and 7.3(b)), and (b) the Company shall use all reasonable efforts to cause each holder of more than one percent (1%) of the capital stock of the Company to execute and deliver to Parent a Continuity of Interest Certificate in the form of Exhibit E.

    5.9 NONCOMPETITION AGREEMENTS. The Company shall use all reasonable efforts to cause each of the Persons identified on Exhibit F to execute and deliver to the Company and Parent, at the Closing, a Noncompetition Agreement in the form of Exhibit G.

    5.10 TERMINATION OF AGREEMENTS. Prior to the Closing the Company and the holders of capital stock of the Company shall enter into one or more agreements, reasonably satisfactory in form and content to Parent (and conditioned and effective upon the Closing), terminating all of the such holders' rights under
(i) all agreements pursuant to which Series A Stock, Series B Stock or Series C Stock were issued and (ii) all agreements pursuant to which any holders of the

Company's outstanding capital stock have registration rights, rights of first refusal, co-sale rights, information rights, inspection rights or the like (collectively the "Shareholder Agreements").

    5.11 FIRPTA MATTERS. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

    5.12 RELEASE. At the Closing, the Company shall use all reasonable efforts to cause each of its shareholders (other than Parent) to execute and deliver to the Company a Release in the form of Exhibit H.

    5.13 TERMINATION OF EMPLOYEE PLANS. At the Closing, the Company shall terminate its Plans and shall ensure that no employee or former employee of the Company has any rights under any of such Plans and that any liabilities of the Company under such Plans (including any such liabilities relating to services performed prior to the Closing) are fully extinguished at no cost to the Company.

    5.14 ESCROW AGREEMENT. The Company shall execute and deliver the Escrow Agreement and use all reasonable efforts to cause the Agent (as defined in Section 10.1) to execute and deliver the Escrow Agreement.

    5.15 ESCROW AGENT. Parent may determine the initial escrow agent under the Escrow Agreement, so long as the person selected by Parent is a bank, trust company, escrow company or other person regularly in the business of providing escrow services. Otherwise, the initial Escrow Agent shall be determined by the mutual agreement of Parent and the Company. Parent shall also be entitled to determine the Escrow Agent's acceptance fee.

    5.16 AMENDMENT OF ARTICLES OF INCORPORATION. Prior to the Closing Date, the Company shall duly and properly file with the California Secretary of State an amendment to its Articles of Incorporation, in form and substance satisfactory to Parent, confirming that the effective conversion prices for its Series A, Series B, Series E and Series D Preferred Stock are $1.2215, $0.50, $1.00 and $1.10, respectively. Prior to such filing, such amendment shall be approved by the Board of Directors and Shareholders of the Company as required by California law.


SECTION 6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

    The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

    6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any update to the Disclosure Schedule and without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties).

    6.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

    6.3 SHAREHOLDER APPROVAL. The principal terms of the Merger shall have been duly approved by the affirmative vote of all of the shares of Company Common Stock, Series A Stock, Series B Stock and Series C Stock entitled to vote with respect thereto.

    6.4 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.22 of the Disclosure Schedule), in form and substance satisfactory to Parent, shall have been obtained and shall be in full force and effect.

    6.5 AGREEMENTS AND DOCUMENTS. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

         (a) Affiliate Agreements in the form of Exhibit D-1, executed by the Persons identified on Exhibit D-2 and by any other Person who could reasonably be deemed to be an "affiliate" of the Company for purposes of the Securities Act;

         (b) Noncompetition Agreements in the form of Exhibit G, executed by the individuals identified on Exhibit F and effective for the periods identified in Exhibit F;

         (c) a Release in the form of Exhibit H, executed by the holders of at least ninety percent (90%) of the outstanding shares of Company Common Stock and the holders of all of the outstanding shares of Series A Stock, Series B Stock and Series C Stock (including those Persons who became holders by virtue of the exercise of Company Warrants prior to the Effective Time);

         (d) the agreements referred to in Section 5.10, executed by the requisite persons necessary to cause the Shareholder Agreements to be terminated;

         (e) confidential invention and assignment agreements, reasonably satisfactory in form and content to Parent, executed by all employees and former employees of the

    Company and by all consultants and independent contractors and former consultants and former independent contractors to the Company who have not already signed such agreements (including the individuals identified in Part 2.9(f) of the Disclosure Schedule);

         (f) the statement referred to in Section 5.11(a), executed by the Company;

         (g) Continuity of Interest Certificates in the form of Exhibit E, executed by the Persons identified in Section 5.8(b);

         (h) an estoppel certificate, dated as of a date not more than five days prior to the Closing Date and satisfactory in form and content to Parent, executed by any and all lessors of real property leased by the Company;

         (i) a legal opinion of Branton, Wilson & Muns, dated as of the Closing Date, substantially to the effect of Exhibit I;

         (j) a legal opinion of a reputable law firm (reasonably acceptable to Parent) experienced in government contracts matters, reasonably satisfactory in form and content to Parent, to the effect that the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not contravene, conflict with or result in a violation of or default under, or give any Governmental Body or other Person the right to terminate, to exercise any remedy or to obtain any relief under, any Government Contract to which the Company is a party or under which the Company has any rights or obligations;

         (k) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 5.8(a) and the Continuity of Interest Certificates referred to in Section 6.5(g));

         (l) a letter from Price Waterhouse LLP, dated as of the Closing Date, confirming that Parent may account for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

         (m) a certificate executed by the President of the Company and containing the representation and warranty of the Company that each of the representations and warranties set forth in Section 2 is accurate in all respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 6.1, 6.2, 6.3 and 6.4 have been duly satisfied (the "Closing Certificate");

         (n) the Escrow Agreement, executed by the Company, the Agent (as defined in Section 10.1) and the Escrow Agent (as defined in the Escrow Agreement); and

         (o) written resignations of all directors of the Company, effective as of the Effective Time.

    6.6 EMPLOYEES. All of the individuals identified on Exhibit J, and no more than ninety percent (90%) of the remaining employees of the Company on the date hereof, shall not have ceased to be employed by, or expressed an intention to terminate their employment with, the Company.

    6.7 LEGENDS. The Company shall have provided Parent with evidence, reasonably satisfactory to Parent, that all technical data, computer software and Company Proprietary Assets delivered or otherwise provided or made available by or on behalf of the Company to Governmental Bodies in connection with Government Contracts have been marked with all markings and legends (including any "restricted rights" legend and any "government purpose license rights" legend) appropriate (under the FAR, under other applicable Legal Requirements or otherwise) to ensure that no Governmental Body or other Person is able to acquire any unlimited rights with respect to any of such technical data, computer software or Company Proprietary Assets and to ensure that the Company has not lost or relinquished and will not lose or relinquish any material rights with respect thereto.

    6.8 TERMINATION OF EMPLOYEE PLANS. The Company shall have provided Parent with evidence, reasonably satisfactory to Parent, as to the termination of the benefit plans referred to in Section 5.13.

    6.9 FIRPTA COMPLIANCE. The Company shall have filed with the Internal Revenue Service the notification referred to in Section 5.11(b).

    6.10 EFFECTIVENESS OF REGISTRATION STATEMENT. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the S-4 Registration Statement.

    6.11 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

    6.12 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

    6.13 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding (a) challenging or seeking to restrain or prohibit the consummation of the Merger; (b) relating to the Merger and seeking to obtain from Parent or any of its subsidiaries any damages that may be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or

(d) which would affect adversely the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of the Company.

    6.14 EMPLOYMENT AGREEMENTS. Each of (i) Lowell Burnett, Andrew Hibbs and Dale Sheets shall have entered into an employment agreement with Parent substantially in the form of Parent's standard form of employment agreement providing such Person with a salary equal to such Person's current salary with the Company and providing such Person with severance benefits equal to six months' salary, and (ii) Mike Law, Peter Czipott, Tim Raynor, Simon Beevor, Mike Urbach and Victor Burns shall have entered into an employment agreement with Parent substantially in the form of Parent's standard form of employment agreement providing such Person with a salary equal to such Person's current salary with the Company and providing such Person with severance benefits equal to three months' salary.


SECTION 7.    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

    The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

    7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality or similar qualifications contained in such representations and warranties), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any materiality or similar qualifications contained in such representations and warranties).

    7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

    7.3  DOCUMENTS.  The Company shall have received the following documents:

         (a) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, substantially to the effect of Exhibit K; and

         (b) a legal opinion of Branton, Wilson & Muns (or, if Branton, Wilson & Muns for any reason does not render such legal opinion, a legal opinion of Cooley Godward LLP), dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 5.8(a) and the Continuity of Interest Certificates referred to in Section 6.5(g)).

    7.4 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

    7.5 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

    7.6 EMPLOYMENT AGREEMENTS. Parent shall have executed and delivered to each of (i) Lowell Burnett, Andrew Hibbs and Dale Sheets an employment agreement with Parent substantially in the form of Parent's standard form of employment agreement providing such Person with a salary equal to such Person's current salary with the Company and providing such Person with severance benefits equal to six months' salary, and (ii) Mike Law, Peter Czipott, Tim Raynor, Simon Beevor, Mike Urbach and Victor Burns an employment agreement with Parent substantially in the form of Parent's standard form of employment agreement providing such Person with a salary equal to such Person's current salary with the Company and providing such Person with severance benefits equal to three months' salary.


SECTION 8.    TERMINATION

    8.1  TERMINATION EVENTS.  This Agreement may be terminated prior to the
Closing:

         (a) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

         (b) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

         (c) by Parent at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;

         (d) by the Company at or after the Scheduled Closing Time if any condition set forth in Section 7 has not been satisfied by the Scheduled Closing Time;

         (e) by Parent if the Closing has not taken place on or before December 15, 1997 (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);

         (f) by the Company if the Closing has not taken place on or before December 15, 1997 (other than as a result of the failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

         (g) by Parent if Parent shall have determined that there has occurred an event or series of events resulting, either individually or in the aggregate, in a Material Adverse Effect on the Company since the date of this Agreement; or

         (h)  by the mutual consent of Parent and the Company.

    8.2 TERMINATION PROCEDURES. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c), Section 8.1(e) or Section 8.1(g), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(f), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

    8.3  EFFECT OF TERMINATION.  If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; PROVIDED, HOWEVER, that:(a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement;(b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in
Section 10; and (c) the Company shall, in all events, remain bound by and continue to be subject to Section 5.4.


SECTION 9.    INDEMNIFICATION, ETC.

    9.1  SURVIVAL OF REPRESENTATIONS, ETC.

         (a) The representations and warranties made by the Company (including the representations and warranties set forth in Section 2 and the representations and warranties set forth in the Closing Certificate) shall survive the Closing and shall expire on the first anniversary of the Closing Date; PROVIDED, HOWEVER, that if, at any time prior to the first anniversary of the Closing Date, any Indemnitee (acting in good faith) delivers to the Agent (as defined in Section 10.1) a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved. All representations and warranties made by Parent and Merger Sub shall terminate and expire as of the Effective Time, and any liability of Parent or Merger Sub with respect to such representations and warranties shall thereupon cease.

         (b) The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

         (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement.

    9.2  INDEMNIFICATION.

         (a)  From and after the Effective Time (but subject to Section
9.1(a)), each of the Indemnitees shall be held harmless and indemnified from and against, and shall be compensated and reimbursed for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with:

              (i) any inaccuracy in or breach of any representation or warranty of the Company set forth in this Agreement or in the Closing Certificate (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty);

              (ii) any inaccuracy of any representation, warranty, statement, information or other provision contained in the Disclosure Schedule or in any other document delivered or otherwise made available to Parent or any of its Representatives by or on behalf of the Company or any of the Company's Representatives;

              (iii) any breach of any covenant or obligation of the Company (including the covenants set forth in Sections 4 and 5);

              (iv) any litigation, arbitration, controversy, dispute or disagreement involving the Company and any of EG&G Astrophysics, Rapiscan Security Products, Inc., Heimann Systems GmbH or any other person identified in Part 2.21 of the Disclosure Schedule or any of their respective affiliates (collectively, the "Disputes"); or

              (v) any Legal Proceeding relating to any inaccuracy or breach or other matter of the type referred to in clause "(i)", "(ii)", "(iii)", or "(iv)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9).

         (b) If the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation or any of the Disputes, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach or Dispute.

    9.3  THRESHOLD.  There shall be no indemnification payment pursuant to
Section 9.2(a) for any inaccuracy in or breach of any of their representations and warranties set forth in Section 2 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $100,000 in the aggregate. If the total amount of such Damages exceeds $100,000, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for all Damages, including such $100,000. Notwithstanding anything to the contrary set forth in this Section 9.3, the $100,000 minimum threshold shall not apply to Damages arising under the Disputes.

    9.4  SATISFACTION OF INDEMNIFICATION CLAIM.

         (a) The escrow under the Escrow Agreement shall serve as security for the obligations owed the Indemnitees under this Section 9. Any liability (for indemnification or otherwise) to any Indemnitee under this Section 9 may be satisfied by the delivery to such Indemnitee, from the shares escrowed pursuant to the Escrow Agreement, of the number of shares of Parent Common Stock determined by dividing (i) the aggregate dollar amount of such liability BY (ii) the Designated Parent Stock Price (as defined in Section 1.5(c)(viii) and as adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent between the Effective Time and the date such liability is satisfied).

         (b) Except with respect to claims based on knowing and intentional misrepresentations of representations and warranties, Parent and Merger Sub agree that, after the Closing, the sole recourse of the Indemnitees with respect to a breach by the Company of its representations or warranties made in this Agreement or in the Disclosure Schedule or the other indemnification rights set forth in this Section 9 shall be against the shares held in escrow under the Escrow Agreement.

    9.5 NO CONTRIBUTION. No Person shall have any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability under or in connection with this Agreement or the Closing Certificate.

    9.6  INTEREST.  Any Indemnitee entitled to recover Damages pursuant to this
Section 9 shall also be entitled to interest on the amount of such Damages (for the period commencing as of the date on which the Agent (as defined in Section 10.1) first received notice of a claim for recovery by such Indemnitee and ending on the date on which the liability to such Indemnitee is fully satisfied) at a floating rate equal to the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate.

    9.7 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which there may be any obligation to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9, Parent shall have the right, at its election, to proceed with such claim or Legal Proceeding on its own. If Parent so proceeds with any such claim or Legal Proceeding:

         (a) all reasonable expenses relating to such claim or Legal Proceeding shall be deemed Damages, subject to recovery by the Indemnitee under Section 9.2; and

         (b) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Agent (as defined in Section 10.1); PROVIDED, HOWEVER, that such consent shall not be unreasonably withheld.

Parent shall give the Agent (as defined in Section 10.1) prompt notice of the commencement of any such Legal Proceeding against Parent or the Surviving Corporation; PROVIDED, HOWEVER, that any failure on the part of Parent to so notify the Agent shall not limit any of the rights of any Indemnitees under this
Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

    9.8 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PARENT. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.


SECTION 10.   MISCELLANEOUS PROVISIONS

    10.1 AGENT. The Company hereby irrevocably appoints Randall R. Lunn as its and its shareholders' agent for purposes of Section 9 (the "Agent"). Parent shall be entitled to deal exclusively with the Agent on all matters relating to
Section 9, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of the Company or its shareholders by the Agent, and on any other action taken or purported to be taken on behalf of the Company or its shareholders by the Agent, as fully binding upon the shareholders of the Company. If the Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the shareholders of the Company, then the shareholders of the Company shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the "Agent" for purposes of Section 9 and this Section 10.1. If for any reason there is no Agent at any time, all references herein to the Agent shall be deemed to refer to the shareholders of the Company.

    10.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

    10.3 FEES AND EXPENSES. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and
(d) the consummation of the Merger.

    10.4 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

    10.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):


         IF TO PARENT:

         InVision Technologies, Inc.
         3420 E. Third Avenue
         Foster City, CA  94404
         Attention:  Chief Financial Officer
         Facsimile:  (415) 578-0930

         with a copy to:

         Robert L. Jones, Esq.
         Cooley Godward LLP
         Five Palo Alto Square
         3000 El Camino Real
         Palo Alto, CA  94306-2155
         Facsimile:  (415) 857-0663

         IF TO THE COMPANY:

         Quantum Magnetics, Inc.
         7740 Kenamar Court
         San Diego, CA  92121-2425
         Attention:  President
         Facsimile:  (619) 566-9388

         with a copy to:

         Edward C. Muns, Esq.
         Branton, Wilson & Muns
         701 B Street, Suite 1255
         San Diego, CA  92101
         Facsimile:  (619) 236-8175

         IF TO AGENT:

         Randall R. Lunn
         Techno Venture Management
         101 Arch Street
         Suite 1950
         Boston, MA  02110
         Facsimile:  (617) 345-9377

    10.6  TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

    10.7 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

    10.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

    10.9 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

    10.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: the Company and its successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Company's shareholders (to the extent set forth in Section 1.5); the holders of assumed Company Options (to the extent set forth in Section 1.6); Parent; Merger Sub; the other Indemnitees (subject to Section 9.8); and the respective successors and assigns (if any) of the foregoing. Parent may freely assign any or all of its rights under this Agreement

(including its indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

    10.11 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative).
The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

    10.12     WAIVER.

         (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

         (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

    10.13 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

    10.14 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

    10.15 PARTIES IN INTEREST. Except for the provisions of Sections 1.5, 1.6 and 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

    10.16 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; PROVIDED, HOWEVER, that the

Confidentiality Agreement executed on behalf of Parent on and the Company on June 4, 1997 shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Effective Time, or (b) the date on which such Confidentiality Agreement is terminated in accordance with its terms.

    10.17     CONSTRUCTION.

         (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

         (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

         (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

         (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

    The parties hereto have caused this Agreement to be executed and delivered as of September 3, 1997.

                        INVISION TECHNOLOGIES, INC.,
                          a Delaware corporation


                        By:   /SERGIO MAGISTRI
                           ----------------------------------------
                              Sergio Magistri
                              Chief Executive Officer and President



                        QP ACQUISITION CORP.,
                          a California corporation


                        By:   /s/ SERGIO MAGISTRI
                           ----------------------------------------
                              Sergio Magistri
                              President


                        QUANTUM MAGNETICS, INC.,
                          a California corporation


                        By:   /s/ DALE SHEETS
                           ----------------------------------------
                             Dale Sheets
                             President

                                      EXHIBIT A

                                 CERTAIN DEFINITIONS


    For purposes of the Agreement (including this Exhibit A):

    ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

         (a) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets;

         (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company (other than common stock issued to employees of the Company, upon exercise of Company Options or otherwise, in routine transactions in accordance with the Company's past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company (other than stock options granted to employees of the Company in routine transactions in accordance with the Company's past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

         (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

    AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

    COMPANY. "Company" shall mean Quantum Magnetics, Inc., a California corporation.

    COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

    COMPANY SHAREHOLDERS MEETING. "Company Shareholders Meeting" shall mean a meeting of the holders of the capital stock of the Company to be held to consider, act upon and vote upon the approval of the Agreement and the Merger.

    COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

    CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

    CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

    DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

    DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company.

    ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

    ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

    ESCROW AGREEMENT. "Escrow Agreement" shall mean an escrow agreement in the form attached hereto as Exhibit L.

    EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    GOVERNMENT BID.     "Government Bid" shall mean any quotation, bid or
proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

    GOVERNMENT CONTRACT.     "Government Contract" shall mean any prime
contract, Subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest. Government Contract includes a cooperative agreement, grant, and other "transaction."

    GOVERNMENTAL AUTHORIZATION.  "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

    GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

    INDEMNITEES.  "Indemnitees" shall mean the following Persons:  (a) Parent;
(b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; PROVIDED, HOWEVER, that the shareholders of the Company (other than Parent) shall not be deemed to be "Indemnitees."

    LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

    LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

    MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or prospects.

    PERSON.  "Person" shall mean any individual, Entity or Governmental Body.

    PRE-CLOSING PERIOD. "Pre-Closing Period" means the period beginning on the date of the Agreement through and including the Effective Time.

    PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

    REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

    SEC.  "SEC" shall mean the United States Securities and Exchange
Commission.

    SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

    SUBCONTRACT. "Subcontract" shall mean any subcontract, basic ordering agreement, letter subcontract, purchase order, delivery order, change, arrangement or other commitment of any kind, between the Company and any prime contractor to either the U.S. Government or a State Government or any subcontractor with respect to a Government Prime Contract.

    TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

    TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

    U.S. GOVERNMENT. "U.S. Government" shall mean the United States Government or any department, agency or instrumentality thereof.

                                                                     EXHIBIT B

                             FORM OF AMENDED AND RESTATED
                  ARTICLES OF INCORPORATION OF SURVIVING CORPORATION

                                          I.

    The name of this corporation is QUANTUM MAGNETICS, INC.

                                         II.

    The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                         III.

    The corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is one thousand (1,000), par value one-tenth of one cent ($0.001).

                                         IV.

    (a) The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

    (b)  This corporation is authorized to provide indemnification of agents
(as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or through shareholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

    (c) Any repeal or modification of this Article shall only be prospective and shall not affect the rights under this Article in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                                                EXHIBIT C

                   DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

Directors
- ---------

Lowell Burnett
Sergio Magistri
Curtis P. DiSibio

Officers
- --------

Lowell Burnett                    Chairman of the Board
Dale Sheets                       President and Chief Executive Officer
Curtis P. DiSibio                 Vice President and Chief Financial Officer
David Pillor                      Vice President, Sales
Andrew Hibbs                      Chief Technical Officer
Deborah Lawson Cleveland          Secretary

                                     EXHIBIT D-1

                             FORM OF AFFILIATES AGREEMENT


    THIS AFFILIATES AGREEMENT (the "Affiliates Agreement") is entered into as of September __, 1997, between INVISION TECHNOLOGIES, INC., a Delaware corporation ("Parent"), and the undersigned shareholder (the "Shareholder") of QUANTUM MAGNETICS, INC., a California corporation (the "Company").

    Pursuant to that certain Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement"), dated as of September 3, 1997, by and among Parent, QP ACQUISITION CORP., a California corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and the Company, Parent will acquire the Company through a merger of Merger Sub with and into the Company (the "Merger") whereby each share of outstanding Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Company (collectively, the "Company Capital Stock") shall cease to be existing and shall become and convert into that number of shares of the common stock of Parent ("Parent Common Stock"), as set forth in the Reorganization Agreement.

    As a result of the Merger and certain related transactions, Shareholder will receive shares of Parent Common Stock. The Shareholder understands that the Parent Common Stock being issued in the Merger will be issued pursuant to a Registration Statement on Form S-4, and that the Shareholder may be deemed an "Affiliate" of Parent as such term is defined for purposes of paragraphs (c) and
(d) of Rule 145 ("Rule 145") of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the Securities and Exchange Commissions Accounting Series Release Nos. 130 and 135 (the "Pooling Rules"), as amended, and as such the Shareholder may only transfer, sell or dispose of the Parent Common Stock in accordance with this Affiliate Agreement, Rule 145 and the Pooling Rules.

    The Shareholder understands that the representations, warranties and covenants set forth herein will be relied upon by Parent and the Company, and their respective counsel and accounting firms.

    1.   The Shareholder represents, warrants, understands and agrees that:

         (a) The Shareholder has full power and capacity to execute and deliver this Affiliates Agreement and to make the representations, warranties and agreements set forth herein and to perform its obligations hereunder.

         (b) The Shareholder has carefully read this Affiliates Agreement, and has discussed with counsel to the extent Shareholder felt necessary the requirements, limitations and restrictions on his or her ability to sell, transfer or otherwise dispose of the Parent Common Stock he or she may receive through the Reorganization Agreement, and fully understands the


                                          1.

requirements limitations and restrictions this Affiliates Agreement places upon the Shareholder's ability to transfer sell or otherwise dispose of the Parent Common Stock.

         (c) The Shareholder will not, publicly or privately, sell, transfer or otherwise dispose of, or reduce the Shareholder's interest in or risk relating to any Parent Common Stock issued to the Shareholder pursuant to the Merger, or any Parent Common Stock issued to the Shareholder upon exercise of any instrument exercisable for Parent Common Stock held by Shareholder until such time as the financial results covering at least thirty (30) days of post-Merger combined operations of Parent and the Company have been published by Parent (within the meaning of the Pooling Rules).

         (d) Until the earlier of (i) the Closing (as defined in the Reorganization Agreement) or (ii) the termination of the Reorganization Agreement, the Shareholder will not sell, transfer or otherwise dispose of, or reduce the Shareholder's interest in or risk relating to, any Company Capital Stock or any instrument exercisable for the Company Capital Stock currently owned by the Shareholder.

         (e) Subject to Section 1(c) above, the Shareholder will not sell, pledge, transfer or otherwise dispose of any of the Parent Common Stock issued to the Shareholder in the Merger unless at such time either (i) such transfer shall be in conformity with the provisions of Rule 145, (ii) the Shareholder shall have furnished to Parent an opinion of counsel reasonably satisfactory to Parent, to the effect that no registration under the Act would be required in connection with the proposed offer, sale, pledge, transfer or other disposition,
(iii) a registration statement under the Act covering the proposed offer, sale, pledge, or other disposition shall be effective under the Act, or (iv) if the Shareholder is a partnership, such transfer shall be a pro rata distribution from the Shareholder to its partners without receipt of consideration, in which case each distributee shall receive stock certificates bearing the legend set forth in paragraph 3 below.

    2. Shareholder understands and agrees that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Stock (other than pursuant to the Registration Statement to be filed in connection with the Merger) or to take any other action necessary in order to make compliance with an exemption from registration available, except to remain current in its reporting requirements under the Securities Exchange Act of 1934, as amended, which Parent hereby agrees to do.

    3. The Shareholder also understands and agrees that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock issued to the Shareholder, and there will be placed on the Certificates representing such Parent Common Stock or any substitutions thereof (the "Certificates") a legend stating in substance:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A
    TRANSACTION TO WHICH RULE 145(d) OF THE SECURITIES ACT OF 1933 APPLIES AND MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SUCH RULE. IN ADDITION, UNTIL [a date one year after the Effective Time], THE SHARES REPRESENTED BY THIS


                                          2.

    CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF SEPTEMBER __, 1997, BETWEEN THE REGISTERED HOLDER HEREOF AND INVISION TECHNOLOGIES, INC., COPIES OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF INVISION TECHNOLOGIES, INC."

    4. Parent agrees that such stop transfer instructions and legends referred to above will be removed (i) with respect to transferred Parent Common Stock, at such time as Parent is reasonably satisfied that the Shareholder has complied with the provisions of this Affiliates Agreement with respect to a transfer and (ii) otherwise at such time as the restrictions of subsection (d) of Rule 145 shall no longer apply to the Shareholder.

    5. The Shareholder further agrees to irrevocably waive and terminate as of the Closing any rights relating to Parent Common Stock (such as rights to cause Parent to register such stock) that such Shareholder may possess as the result of agreements entered into between the Shareholder, other shareholders of the Company and the Company ("Company Shareholder Agreements") and further agrees to execute amendments to the Company Shareholder Agreements pursuant to which they will terminate at the Closing.

    6. The Shareholder further agrees that, at any time prior to one year from the Effective Time (as such term is defined in the Reorganization Agreement), the Shareholder shall only sell shares of Parent Common Stock received by the Shareholder in the Merger through Donald & Co. Securities Inc. ("Donald & Co."), acting as broker for such transaction. In addition, in the event the Shareholder informs Donald & Co. of its intention to sell shares of Parent Common Stock prior to one year from the Effective Time, Donald & Co. shall be entitled to inform Parent of the Shareholder's intention to effect such transaction. Any such sale shall occur only when otherwise permitted under this Affiliates Agreement.

    7. The Shareholder further represents that it is the beneficial owner of the Company Capital Stock set forth below and the options or warrants to purchase the Company Capital Stock set forth below.

    8. The Shareholder and Parent agree that irreparable damages would occur in the event that any of the provisions of this Affiliates Agreement were not performed in accordance with their specific terms, or were otherwise breached. It is, accordingly, agreed that the parties shall be entitled to injunctive relief to prevent breaches of the provisions of this Affiliates Agreement, and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled at law, in equity, by contract or otherwise.

    9. This Affiliates Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California without reference to choice of law provisions.

    10. This Affiliates Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors; PROVIDED, HOWEVER, that Donald & Co. shall be entitled to rely on Section 6 of this Affiliates Agreement,


                                          3.

 which shall also inure to the benefit of Donald & Co. This Affiliates Agreement may not be assigned by any party without the prior written consent of Parent. Any attempted assignment not in compliance with this Section 10 shall be void and of no effect.

    11. This Affiliates Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

    12. The execution of this Affiliates Agreement is not an admission of the Shareholder that it is an affiliate of the Company.

    13. This Affiliates Agreement shall terminate if the Reorganization Agreement is terminated without the Merger having occurred.


INVISION TECHNOLOGIES, INC.       [SHAREHOLDER]


By:
   ------------------------       -----------------------
   [Name]                         [Name]
   [Title]
                                  Company Securities Beneficially Owned:

                                      Common:
                                             --------------------------------
                                      Series A Preferred:
                                                         --------------------
                                      Series B Preferred:
                                                         --------------------
                                      Series C Preferred:
                                                         --------------------
                                      Options to Purchase Common:
                                                                 ------------
                                      Warrants to Purchase
                                           Series A Preferred:
                                                              ---------------
                                      Warrants to Purchase
                                           Series C Preferred:
                                                              ---------------



                        SIGNATURE PAGE TO AFFILIATES AGREEMENT


                                          4.

                                                                EXHIBIT D-2

                       PERSONS TO EXECUTE AFFILIATE AGREEMENTS

Techno Venture Management
TVM Techno Venture Enterprises No. II Limited Partnership
TVM Intertech Limited Partnership
TVM Eurotech Limited Partnership
TVM Zweite Beteilgung-US Limited Partnership
TVM Techno Venture Investors No. I Limited Partnership
InVision Technologies, Inc.
Lowell Burnett
Randall Lunn
John Downing
Dale Sheets
Sergio Magistri
Andrew Hibbs

                                                                      EXHIBIT E


                          CONTINUITY OF INTEREST CERTIFICATE

    _______________________________ ("Shareholder") is aware that, pursuant to that certain Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") dated as of September 3, 1997 among INVISION TECHNOLOGIES, INC., a Delaware corporation ("Parent"), QP ACQUISITION CORP., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and QUANTUM MAGNETICS, INC., a California corporation (the "Company"), it is contemplated that Merger Sub will merge into the Company (the contemplated merger of Merger Sub into the Company being referred to in this Certificate as the "Merger"). As a result of the Merger, it is contemplated that holders of the Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, in each case with no par value, of the Company (collectively, the "Company Capital Stock") will receive shares of common stock, par value $.001 per share, of Parent ("Parent Common Stock") in exchange for their shares of Company Capital Stock, and that the Company will become a wholly owned subsidiary of Parent.

    1. Shareholder represents, warrants and certifies to Parent, Merger Sub and the Company as follows:

         (a) Shareholder currently is the "beneficial owner" (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of _________________ shares of Company Capital Stock (the "Shares"), and did not acquire any of the Shares in contemplation of the Merger.

         (b) Shareholder has not engaged in a Sale (as defined below) of any shares of Company Capital Stock in contemplation of the Merger.

         (c) Shareholder has no plan or intention to engage in a sale, exchange, transfer, distribution, redemption or reduction in any way of Shareholder's risk of ownership (by short sale or otherwise), or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale"), of more than fifty percent (50%) of the shares of Parent Common Stock to be received by Shareholder in the Merger. (For purposes of the preceding sentence, shares of Company Capital Stock (or the portion thereof)
(i) with respect to which Shareholder will receive consideration in the Merger other than shares of Parent Common Stock (including, without limitation, cash to be received in lieu of fractional shares of Parent Common Stock or pursuant to the exercise of dissenters' rights) and/or (ii) with respect to which a Sale
(A) occurred in contemplation of the Merger or (B) will occur prior to the Merger, shall be considered shares of Company Capital Stock exchanged for shares of Parent Common Stock in the Merger and then disposed of pursuant to a plan.)

         (d) Shareholder has no plan or intention to exercise appraisal rights in connection with the Merger.


                                          1.

         (e) Shareholder is not aware of, or participating in, any plan or intention on the part of the shareholders of the Company to engage in a Sale or Sales of more than fifty percent (50%) of the shares of Parent Common Stock to be received in the Merger. (For purposes of the preceding sentence, shares of Company Capital Stock (or the portion thereof) (i) with respect to which a shareholder of the Company receives consideration in the Merger other than shares of Parent Common Stock (including, without limitation, cash received pursuant to the exercise of dissenters' rights or in lieu of a fractional share of Parent Common Stock) and/or (ii) with respect to which a Sale (A) occurred in contemplation of the Merger or (B) will occur prior to the Merger, shall be considered shares of outstanding Company Capital Stock exchanged for shares of Parent Common Stock in the Merger and then disposed of pursuant to a plan.)

         (f) Except to the extent written notification to the contrary is received by Parent and the Company from Shareholder prior to the consummation of the Merger, the representations, warranties and certifications contained herein shall be accurate at all times from the date hereof through the date on which the Merger is consummated.

         (g) Shareholder has consulted with such legal counsel and financial advisors as he has deemed appropriate in connection with the execution of this Certificate.

    2. Shareholder understands and acknowledges that Parent, Merger Sub, the Company and the Company's shareholders, as well as legal counsel to Parent, Merger Sub and the Company (in connection with rendering their opinions that the Merger will be a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended) will be relying on the accuracy of the representations, warranties and certifications contained herein.

    Shareholder has executed this Certificate on September __, 1997.



                                  -------------------------------
                                  Name:


                                          2.

                                                                EXHIBIT F

                      PERSONS TO SIGN NONCOMPETITION AGREEMENTS

Three Years
- -----------

Lowell Burnett
Dale Sheets
Andrew Hibbs

One Year
- --------

Mike Law
Peter Czipott
Tim Raynor
Simon Beevor
Mike Urbach
Victor Burns

                                                                      EXHIBIT G

                               NONCOMPETITION AGREEMENT


    This NON-COMPETITION AGREEMENT (the "Agreement") is made this __ day of September, 1997, by and among INVISION TECHNOLOGIES, INC., a Delaware corporation ("Parent"), QP ACQUISITION CORP., a California corporation, ("Merger Sub"), and ____________ ("Shareholder").

                                       RECITALS

    Shareholder is a key employee and shareholder of QUANTUM MAGNETICS, INC., a California corporation ("the Company"). Parent, Merger Sub and the Company have entered into an Agreement and Plan of Merger and Reorganization dated as of September 3, 1997 providing for the acquisition (the "Acquisition") by Parent of the Company pursuant to a merger of Merger Sub and the Company (the "Merger"). Shareholder plans to vote in favor of the Merger and receive all the benefits of the Merger and, in connection therewith, Shareholder has agreed pursuant to and to the extent permitted by Section 16601 of the Business and Professions Code of the State of California not to compete with the Company in the manner and to the extent herein set forth. It is a condition to closing the Merger that Shareholder execute this Agreement, and Shareholder is entering into this Agreement as an inducement to Parent and Merger Sub to consummate the Merger, with all of the attendant financial benefits to Shareholder as a shareholder of the Company.

                                      AGREEMENT

    NOW, THEREFORE, in consideration of the mutual covenants herein contemplated and intending to be legally bound hereby, Merger Sub, Parent and Shareholder agree as follows:

    1. ACKNOWLEDGEMENTS BY SHAREHOLDER. Shareholder acknowledges that by virtue of his/her position with the Company s/he has developed considerable expertise in the business operations of the Company and has had access to extensive confidential information with respect to the Company. Shareholder recognizes that Merger Sub and Parent would be irreparably damaged, and their substantial investment in the Company materially impaired, if Shareholder were to enter into an activity competing with the Company's business in violation of the terms of this Agreement or if Shareholder were to disclose or make unauthorized use of any confidential information concerning the business of the Company. Accordingly, Shareholder expressly acknowledges that s/he is voluntarily entering into this Agreement and that the terms and conditions of this Agreement are fair and reasonable to Shareholder in all respects.

    2. CONFIDENTIALITY. Shareholder hereby expressly affirms that the Quantum Magnetics Employee Proprietary Information and Invention Agreement dated as of ____________, 19__ (the "Confidentiality Agreement") between the Shareholder and the Company is and shall remain in full force and effect and specifically agrees that the rights and privileges of the Company under the Confidentiality Agreement shall inure to the benefit of


                                          1.

Parent and Merger Sub, to the same extent as if they were original parties thereto, as well as to the Company. Further, Shareholder hereby expressly agrees that the Company's rights under this Agreement are in addition to, but not in substitution of, its rights under the Confidentiality Agreement and the Confidentiality Agreement remains in full force and effect.

    3. NON-COMPETITION. Until the later of (a) [one (1) year] [three (3) years] after completion of the Merger or (b) cessation by Parent or the Company to make salary, consulting fee or severance payments to Shareholder under a separate agreement or arrangement, if any ("Payment Termination"), Shareholder shall not, directly or indirectly, without the prior written consent of Parent,
(i) own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant, licensor, licensee or otherwise with, any business or enterprise engaged in any business which is competitive with the business of the Company, within each of the geographical units which are listed in Appendix A hereto (the "Territory"), or (ii) engage in any other manner, within the Territory, in any business which is competitive with the business of the Company. For the purposes of this Section 3, the "business of the Company" shall be defined as set forth in Appendix B hereto (which also includes a list of companies deemed by the parties to be in competition with the business of the Company and therefore covered by the terms of this Noncompetition Agreement). Notwithstanding the above, Shareholder shall not be deemed to be engaged directly or indirectly in any business in contravention of subparagraphs (i) or
(ii) above, if (x) Shareholder participates in any such business solely as a passive investor in up to 1% of the equity securities of a company or partnership, the securities of which are publicly traded, or (y) Shareholder is employed by a business or enterprise that is engaged primarily in a business other than the business of the Company and Shareholder does not apply his expertise at such business or enterprise to that part of such business or enterprise that is or could be competitive with the business of the Company.

    4.   NON-INTERFERENCE.  Shareholder further agrees that until the later of
(a) [one (1) year] [three (3) years] years following completion of the Merger or
(b) one (1) year following the Payment Termination, he will not, without the prior written consent of Parent, (i) interfere with the business of the Company, Parent or Merger Sub, by soliciting, attempting to solicit, inducing, or otherwise causing any employee or consultant of the Company, Parent or Merger Sub to terminate his or her employment as such in order to become an employee, consultant or independent contractor to or for any competitor of the Company, Parent or Merger Sub or to or for any company with which Shareholder is associated in any way; or (ii) induce or attempt to induce any customers, suppliers, distributors, resellers, or independent contractor of the Company or Parent to terminate their relationships with, or to take any action that would be disadvantageous to the business of, the Company or Parent.

    5. INDEPENDENCE OF OBLIGATIONS. The covenants of Shareholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Shareholder, on the one hand, and Merger Sub, the Company or Parent or any of their subsidiaries, on the other, and the existence of any claim or cause of action by Shareholder against Merger Sub, the Company or Parent or any of their subsidiaries shall not constitute a defense to the enforcement of such covenants against Shareholder.


                                          2.

    6. EQUITABLE RELIEF. Shareholder expressly acknowledges that damages alone will not be an adequate remedy for any breach by Shareholder of the covenants set forth in Sections 2, 3, and 4 hereof and that the other parties hereto, in addition to any other remedies which they may have, whether at law, in equity, by contract or otherwise, shall be entitled, as a matter of right, to injunctive relief, including specific performance, in any court of competent jurisdiction with respect to any actual or threatened breach by Shareholder of any of said covenants.

    7.   SEVERABILITY, ETC.

         a. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) such invalidity of enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

         b. The parties intend that the covenant contained in Section 3 above shall be construed as a series of separate covenants, one for each geographical unit specified. Except for geographical coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 3 above. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Agreement, then the unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

    8. NOTICES. All notices or other communications hereunder shall be in writing and deemed given if and when delivered to a party in person, or if and when mailed by registered or certified mail, return receipt requested, to the parties at the addresses set forth below or such other addresses as shall be specified by notice to the other party hereunder:


                                          3.

    To Parent or
    Merger Sub at:

         InVision Technologies, Inc.
         3420 E. Third Avenue
         Foster City, CA  94404
         Attention:  Chief Financial Officer
         Facsimile:  (650) 578-0930

         with a copy to:

         Robert L. Jones, Esq.
         Cooley Godward LLP
         Five Palo Alto Square
         3000 El Camino Real
         Palo Alto, CA  94306-2155
         Facsimile:  (650) 857-0663

    To Shareholder at:

         [Address]


    9. WAIVER OF BREACH. The failure or delay by Parent or Merger Sub in enforcing any provision of this Agreement shall not operate as a waiver thereof, and the waiver by Parent or Merger Sub or a breach of any provision of this Agreement by Shareholder shall not operate or be construed as a waiver of any subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.

    10. ASSIGNMENT. This Agreement shall be assignable by Parent or Merger Sub only to any person, firm or corporation which may become a successor in interest by purchase, merger or otherwise to Parent, Merger Sub or the Company or the business operated by Parent, Merger Sub or the Company. This Agreement is not assignable by Shareholder.

    11. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Confidentiality Agreement represent the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings of the parties in connection therewith (other than the Confidentiality Agreement). They may not be altered or amended except by an agreement in writing signed by the parties to be bound.

    12. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Parent and its permitted successors and assigns and Shareholder and Shareholder's heirs and legal representatives.


                                          4.

    13. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California as applied to contracts entered into between California residents and to be performed entirely within California.

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                  [SHAREHOLDER]


                                  ---------------------------------------


                                  INVISION TECHNOLOGIES, INC.


                                  BY:
                                     ------------------------------------


                                  QP ACQUISITION CORP.


                                  BY:
                                     ------------------------------------


                                          5.

                                      APPENDIX A

                                      TERRITORY


    (1) All counties of California listed below, (2) all other states and territories of the United States of America and provinces and territories of Canada, and (3) any foreign country or territory in which the business of the Company is carried on, or in which the Company intends to carry on business as evidenced by the Company's policy of seeking patent protection for its patentable inventions, including, but not limited to, countries of the European Economic Community (and in particular, but without limitation, the United Kingdom, the Federal Republic of Germany, Belgium, France and Italy), Japan, Indonesia, China, Israel, Philippines, Saudi Arabia and Malaysia.

COUNTIES OF CALIFORNIA:

    Alameda        Kings          Placer              Sierra
    Alpine         Lake           Plumas              Siskiyou
    Amador         Lassen         Riverside           Solano
    Butte          Los Angeles    Sacramento          Sonoma
    Calaveras      Madera         San Benito          Stanislaus
    Colusa         Marin          San Bernardino      Sutter
    Contra Costa   Mariposa       San Diego           Tehama
    Del Norte      Mendocino      San Francisco       Trinity
    El Dorado      Merced         San Joaquin         Tulare
    Fresno         Modoc          San Luis Obispo     Tuolumne
    Glenn          Mono           San Mateo           Ventura
    Humboldt       Monterey       Santa Barbara       Yolo
    Imperial       Napa           Santa Clara         Yuba
    Inyo           Nevada         Santa Cruz
    Kern           Orange         Shasta

                                      APPENDIX B

                                       BUSINESS

    The design, development, manufacture, marketing and sale of explosive detection systems and drug detection systems using quadrapole magnetic resonance technology and/or CAT Scan technology.

    Companies which are engaged in the business described above include, but are not limited to: Vivid Technologies, Inc., EG&G Astrophysics, Heimann Systems GmbH, Thermedics Detection Ind., and Barringer Technologies Inc.

                                                                      EXHIBIT H


                                   GENERAL RELEASE

    THIS GENERAL RELEASE ("General Release") is being executed and delivered as of September __, 1997, by each of the parties identified on Annex I hereto (all of whom are referred to collectively as the "Releasors," and each of whom is referred to individually as a "Releasor") to and in favor of, and for the benefit of, INVISION TECHNOLOGIES, INC., a Delaware corporation ("Parent"), QUANTUM MAGNETICS, INC., a California corporation (the "Company"),and the other Releasees (as defined in Section 2).


                                       RECITALS

    A. Parent, QP ACQUISITION CORP., a California corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company have entered into that certain Agreement and Plan of Merger and Reorganization dated as of September 3, 1997 (the "Reorganization Agreement"), pursuant to which Parent shall acquire the Company by the merger (the "Merger") of Merger Sub with and into the Company, with the Company surviving the Merger.

    B. Pursuant to the terms of the Reorganization Agreement, each of the shareholders of the Company, including the Releasors, shall acquire common stock, par value $0.001 per share, of Parent ("Parent Common Stock") in exchange for their equity stock in the Company. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Reorganization Agreement.

    C. Parent has required, as a condition to consummating the transactions contemplated by the Reorganization Agreement, that the Releasors execute and deliver this General Release.


                                      AGREEMENT

    In order to induce Parent to consummate the transactions contemplated by the Reorganization Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Releasors), the Releasors hereby covenant and agree as follows:


    1. RELEASE. Each Releasor, for himself and for each of such Releasor's Associated Parties (as defined in Section 2), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees (as defined in Section 2) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims (as defined in Section 2).


                                          1.

    2.   DEFINITIONS.

         (a) The term "Associated Parties," when used herein with respect to a Releasor, shall mean and include: (i) such Releasor's predecessors, successors, executors, administrators, heirs and estate; (ii) such Releasor's past, present and future assigns, agents and representatives; (iii) each entity that such Releasor has the power to bind (by such Releasor's acts or signature) or over which such Releasor directly or indirectly exercises control; and (iv) each entity of which such Releasor owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

         (b) The term "Releasees" shall mean and include: (i) Parent; (ii) the Company; (iii) each of the direct and indirect subsidiaries of the Company;
(iv) each other affiliate of the Company; and (v) the successors and past, present and future assigns, directors, officers, employees, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses "(i)" through "(iv)" of this sentence, other than the Releasors.

         (c) The term "Claims" shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including:
(i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by a Releasor in such Releasor's capacity as a shareholder, director, officer or employee of the Company or in any other capacity; and (iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement.

         (d) The term "Released Claims" shall mean and include each and every Claim that (i) any Releasor or any Associated Party of any Releasor may have had in the past, may now have or may have in the future against any of the Releasees, and (ii) has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this General Release (excluding only such Releasor's rights, if any, under the Reorganization Agreement and the Escrow Agreement).


    3. CIVIL CODE Section 1542. Each Releasor (a) represents, warrants and acknowledges that such Releasor has been fully advised by his attorney of the contents of Section 1542 of the Civil Code of the State of California, and (b) hereby expressly waives the benefits thereof and any rights such Releasor may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

              "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each Releasor also hereby waives the benefits of, and any rights such Releasor may have under, any statute or common law principle of similar effect in any jurisdiction.


                                          2.

    4. REPRESENTATIONS AND WARRANTIES. Each Releasor represents and warrants that:

         (a) such Releasor has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part;

         (b) to the best of such Releasor's knowledge, no other person or entity has any interest in any of the Released Claims;

         (c) no Associated Party of such Releasor has or had any Claim against any of the Releasees;

         (d) no Associated Party of such Releasor will in the future have any Claim against any Releasee that arises directly or indirectly from or relates directly or indirectly to any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or before the date of this General Release;

         (e) this General Release has been duly and validly executed and delivered by such Releasor;

         (f) this General Release is a valid and binding obligation of such Releasor and such Releasor's Associated Parties, and is enforceable against such Releasor and each of such Releasor's Associated Parties in accordance with its terms;

         (g) there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of such Releasor, threatened against such Releasor or any of such Releasor's Associated Parties that challenges or would challenge the execution and delivery of this General Release or the taking of any of the actions required to be taken by such Releasor under this General Release;

         (h) neither the execution and delivery of this General Release nor the performance hereof will (i) result in any violation or breach of any agreement or other instrument to which such Releasor or any of such Releasor's Associated Parties is a party or by which such Releasor or any of such Releasor's Associated Parties is bound, or (ii) result in a violation or any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which such Releasor or any of such Releasor's Associated Parties is subject; and

         (i) no authorization, instruction, consent or approval of any person or entity is required to be obtained by such Releasor or any of such Releasor's Associated Parties in connection with the execution and delivery of this General Release or the performance hereof.


                                          3.

    5. INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to any Releasee, each Releasor shall indemnify and hold harmless each Releasee against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge or expense (including attorneys' fees) that is directly or indirectly suffered or incurred at any time by such Releasee, or to which such Releasee otherwise becomes subject at any time, and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any failure on the part of such Releasor to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained herein, or (b) the assertion or purported assertion of any of the Released Claims by such Releasor or any of such Releasor's Associated Parties.


    6.   CONFIRMATION OF APPOINTMENT.    Each Releasor confirms the appointment
and authority of the Agent in all respects set forth in Section 10.1 of the Reorganization Agreement. Such appointment confers complete authority upon the Agent to act on behalf of the Releasor with respect to all matters relating to
Section 9 of the Reorganization Agreement and to the Escrow Agreement. Any successor to the Agent who is appointed in accordance with the provisions of
Section 10.1 of the Reorganization Agreement shall be deemed to be the "Agent" for purposes of the Reorganization Agreement and the Escrow Agreement. Each Releasor agrees that any document executed or action taken by the Agent shall be binding upon Releasor and all of the other shareholders of the Company. Each Releasor agrees to and accepts the terms of the Escrow Agreement and acknowledges that the shares of Parent Common Stock escrowed under the Escrow Agreement in which the Releasor may have an interest are subject to release upon the terms of the Escrow Agreement.


    7.   MISCELLANEOUS.

         (a) This General Release sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between any of the Releasors and Releasees relating to the subject matter hereof.

         (b) If any provision of this General Release or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) such invalidity or enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this General Release. If any provision of this General Release or any part of such provision is held to be unenforceable against any Releasor, then the unenforceability of such provision or part thereof against such Releasor shall not affect the enforceability thereof against any other Releasor. Each provision of this General Release is separable from every other


                                          4.

provision of this General Release, and each part of each provision of this General Release is separable from every other part of such provision.

         (c) This General Release shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

         (d) Any legal action or other legal proceeding relating to this General Release or the enforcement of any provision of this General Release may be brought or otherwise commenced by any Releasee in any state or federal court located in the State of California. Each Releasor:

              (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of California in connection with any such legal proceeding;

              (ii) agrees that each state and federal court located in the State of California shall be deemed to be a convenient forum; and

              (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of California, any claim that such Releasor is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this General Release or the subject matter of this General Release may not be enforced in or by such court.

Nothing contained in this General Release shall be deemed to limit or otherwise affect the right of any Releasee (1) to commence any legal proceeding or to otherwise proceed against any of the Releasors or any other person or entity in any other forum or jurisdiction, or (2) to raise this Release as a defense in any legal proceeding in any other forum or jurisdiction.

         (e) This General Release may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         (f) Each Releasor shall execute and/or cause to be delivered to each Releasee such instruments and other documents, and shall take such other actions, as such Releasee may reasonably request for the purpose of carrying out or evidencing any of the actions contemplated by this General Release.

         (g) If any legal action or other legal proceeding relating to this General Release or the enforcement of any provision hereof is brought by any Releasor or Releasee, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements to the extent actually incurred (in addition to any other relief to which the prevailing party may be entitled).


                                          5.

         (h) This General Release shall be effective with respect to, and shall be binding upon and enforceable against, each Releasor who executes this General Release, regardless of whether any of the other Releasors executes this General Release. Each Releasor acknowledges that Annex I may be prepared and/or revised by Parent or Company after the delivery by such Releasor of an executed copy hereof and that such Releasor's obligations hereunder shall be independent of, and effective regardless of, the content of Annex I.

         (i) Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

         (j) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this General Release.

         (k) As used in this General Release, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation."


    IN WITNESS WHEREOF, the Releasors have caused this General Release to be executed as of the date first above written.

                                  RELEASOR:



                                  -----------------------------------
                                  Print Name

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                                          6.
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                                                                        ANNEX I

                                      RELEASORS


                                          7.

                                                                       EXHIBIT I


                   FORM OF LEGAL OPINION OF BRANTON, WILSON & MUNS

    As used herein, "Merger Agreement" means the agreement of merger to be filed pursuant to Section 1.3 of the Reorganization Agreement.

    1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted.

    2. To the best of such counsel's knowledge, the Company is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification and where any statutory fines or penalties or any corporate disability imposed for the failure to qualify would materially and adversely affect the Company, its assets, financial condition or operations.

    3. Immediately prior to the Closing, the Company's authorized capital stock consists of (a) 17,000,000 shares of Common Stock, no par value, of which 3,994,216 are issued and outstanding, and (b) 7,911,340 shares of Preferred Stock, no par value, of which 2,500,000 are designated as Series A Preferred Stock, 1,666,669 of which are issued and outstanding; of which 711,340 are designated as Series B Preferred Stock, all of which are issued and outstanding; of which 3,500,000 are designated as Series C Preferred Stock, 1,643,556 of which are issued and outstanding; and of which 1,200,000 are designated as Series D Preferred Stock, 441,328 of which are issued and outstanding. The outstanding capital stock of the Company (a) has been duly authorized and validly issued and is fully paid and nonassessable, (b) is not subject to any preemptive rights created by statute, or by the Company's Articles of Incorporation or Bylaws, each as in effect immediately prior to the Effective Time, or by an agreement to which the Company is a party or may be bound, and
(c) to the best of such counsel's knowledge, are held by the Company's shareholders free and clear of adverse claims. To such counsel's knowledge, other than as set forth in Part 2.3 of the Disclosure Schedule, there are no options, warrants, calls, rights, commitments, conversion rights or agreements of any character to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement.

    4. All corporate action, including approval by the Company's Board of Directors and its shareholders, required to be taken on the part of the Company to authorize the Company to execute, deliver and perform its obligations under the Reorganization Agreement, the Merger Agreement and the Escrow Agreement and to consummate the Merger has been duly and validly taken.


                                          1.

    5. The Reorganization Agreement, the Merger Agreement and the Escrow Agreement have been duly and validly authorized, executed and delivered by the Company and are the valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the indemnification provisions contained in Section 9 of the Reorganization Agreement and Section 8.2 of the Escrow Agreement may be limited by applicable laws and except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

    6. The execution and delivery of the Reorganization Agreement, the Merger Agreement and the Escrow Agreement by the Company, and the consummation by the Company of the transactions contemplated thereby and compliance by the Company with the provisions thereof, do not violate any provision of the Articles of Incorporation or the Bylaws of the Company, and do not constitute a material default under the provisions of any material agreement known to such counsel to which the Company is a party or by which it is bound, and do not violate or contravene (a) any governmental statute, rule or regulation applicable to the Company or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which such counsel is aware.

    7. No government consent, approval, authorization, registration, declaration or filing is required for the execution and delivery of the Reorganization Agreement, the Merger Agreement or the Escrow Agreement on behalf of the Company or for the performance by the Company of the Merger, except for
(a) the filing of the Merger Agreement with the Secretary of State of the State of California as contemplated by Section 1.3 of the Reorganization Agreement and as required by the California General Corporation Law and (b) such government consents, approvals, authorizations, registrations, declarations and filings as have been obtained or made.

    8. To the best of such counsel's knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Reorganization Agreement, the Merger Agreement or the Escrow Agreement, or, other than as disclosed in the Disclosure Schedule, that might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition, or operations of the Company.

    9. Upon filing of the Merger Agreement with the Secretary of State of California, assuming Parent and Merger Sub have complied with all requirements of applicable law and the Reorganization Agreement and related agreements necessary to effect the Merger, the Merger will become effective with the effect stated in the Merger Agreement and Section 1107 of the California General Corporation Law.


                                          2.
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                                                                EXHIBIT J

                                  CERTAIN EMPLOYEES

Lowell Burnett
Dale Sheets
Andrew Hibbs
Mike Law
Peter Czipott
Tim Raynor
Simon Beevor
Mike Urbach
Victor Burns

                                                                      EXHIBIT K


                     FORM OF LEGAL OPINION OF COOLEY GODWARD LLP

     As used herein, "Merger Agreement" means the agreement of merger to be filed pursuant to Section 1.3 of the Reorganization Agreement.

     1. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has the corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted.

     2. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Merger Sub has the corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted.

     3. To the best of such counsel's knowledge, each of Parent and Merger Sub is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification and where any statutory fines or penalties or any corporate disability imposed for the failure to qualify would materially and adversely affect Parent, its assets, financial condition or operations.

     4. The authorized capital stock of Parent consists of twenty million (20,000,000) shares of Common Stock, $0.001 par value, and five million (5,000,000) shares of Preferred Stock, $0.001 par value. At the close of
business on the day immediately prior to the Closing Date, [       ] shares of
Parent Common Stock were issued and outstanding and no shares of Parent Common Stock were held by Parent in its treasury. No shares of Parent Preferred Stock are issued or outstanding.

     5. The authorized capital stock of Merger Sub consists of one thousand (1,000) shares of Common Stock, $0.001 par value, of which one hundred (100) shares were issued and outstanding at the close of business on the day immediately prior to the Closing Date. Immediately prior to the Closing Date, all of the issued and outstanding shares of Merger Sub were owned of record by Parent.

     6. All corporate action, including approval by Parent's Board of Directors, required to be taken on the part of Parent to authorize Parent to execute, deliver and perform its obligations under the Reorganization Agreement and the Escrow Agreement and to consummate the Merger has been duly and validly taken. All corporate action, including approval by Merger Sub's Board of Directors and sole shareholder, required to be taken on the part of Merger Sub to authorize Merger Sub to execute, deliver and perform its obligations under the Reorganization Agreement and the Merger Agreement and to consummate the Merger has been duly and validly taken.


                                       1.

     7. The Reorganization Agreement and the Escrow Agreement have been duly authorized, executed and delivered by Parent, and the Reorganization Agreement and the Merger Agreement have been duly authorized, executed and delivered by Merger Sub. The Reorganization Agreement and the Escrow Agreement, with respect to Parent, and the Reorganization Agreement and the Merger Agreement, with respect to Merger Sub, is the valid and binding obligation of Parent and/or Merger Sub, as applicable, enforceable in accordance with their respective terms, except as the indemnification provisions contained in Section 9 of the Reorganization Agreement and Section 8.2 of the Escrow Agreement may be limited by applicable laws and except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.


     8. The execution and delivery of the Reorganization Agreement and the Escrow Agreement by Parent, and the execution and delivery of the Reorganization Agreement and the Merger Agreement by Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated thereby and compliance by Parent and Merger Sub with the provisions thereof, do not violate any provisions of Parent's Amended and Restated Certificate of Incorporation, Merger Sub's Articles of Incorporation or Parent's or Merger Sub's Bylaws, and do not violate or contravene any order, writ, judgment, injunction, decree, determination or award which has been entered against Parent and of which such counsel is aware, which violation or contravention would materially and adversely affect Parent, its assets, financial condition or operations.

     9. No government consent, approval, authorization, registration, declaration or filing is required for the execution and delivery of the Reorganization Agreement, the Escrow Agreement or the Merger Agreement on behalf of Parent and/or Merger Sub, as applicable, or for the performance by Parent or Merger Sub of the Merger, except for (a) the filing of the Merger Agreement with the Secretary of State of the State of California as contemplated by Section 1.3 of the Reorganization Agreement and as required by the California General Corporation Law and (b) such government consents, approvals, authorizations, registrations, declarations and filings as have been obtained or made, unless the failure to obtain or make the same would not materially and adversely affect Parent, its assets, financial condition or operations.

     10. The Parent Common Stock issued in connection with the Merger will be, upon issuance pursuant to the terms of the Reorganization Agreement and the Proxy Statement/Prospectus, duly authorized, validly issued, fully paid and nonassessable.


                                       2.

                                                                      EXHIBIT L

                                   ESCROW AGREEMENT


    THIS ESCROW AGREEMENT is entered into as of September __, 1997 (the "Closing Date"), by and among: INVISION TECHNOLOGIES, INC., a Delaware corporation ("Parent"); QUANTUM MAGNETICS, INC., a California corporation (the "Company"); RANDALL R. LUNN, as agent of the former shareholders of the Company (the "Agent"); and _____________ (the "Escrow Agent").


                                       RECITALS

    A. Parent, the Company and QP ACQUISITION CORP., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Reorganization dated as of September 3, 1997 (the "Reorganization Agreement"), pursuant to which Merger Sub is merging with and into the Company in a transaction in which issued and outstanding capital stock of the Company will be exchanged for shares of Common Stock, $.001 par value, of Parent ("Parent Common Stock").

    B. The Reorganization Agreement contemplates the establishment of an escrow arrangement to secure the indemnification and other obligations of the Company under the Reorganization Agreement and various related agreements.


                                      AGREEMENT

    The parties to this Escrow Agreement, intending to be legally bound, agree as follows:


SECTION 1.    DEFINED TERMS

    Capitalized terms used and not otherwise defined in this Escrow Agreement shall have the meanings assigned to them in the Reorganization Agreement.


SECTION 2.    CONSENT OF THE SHAREHOLDERS OF THE COMPANY

    By virtue of the approval by the shareholders of the Company of the Reorganization Agreement, the shareholders of the Company receiving shares of Parent Common Stock in the Merger (the "Shareholders") have, without any further act of any such Shareholder, consented to (i) the establishment of an escrow (the "Escrow") pursuant to this Agreement to secure the indemnification obligations of the Company under Section 9 of the Reorganization Agreement, (ii) the appointment of the Agent as agent for the Shareholders in all respects as set forth in Section 10.1 of the Reorganization Agreement, (iii) the taking by the Agent of any and all


                                          1.

actions, including the execution by the Agent of any and all agreements, instruments or other documents, and (iv) all of the other terms and conditions of this Agreement.


SECTION 3.    ESCROW

    3.1 SHARES AND STOCK POWERS TO BE PLACED IN ESCROW. Parent shall issue certificates for the aggregate number of shares of Parent Common Stock issuable by Parent in the Merger pursuant to clause (B) of each of clause (i), (ii),
(iii) and (iv) of Section 1.5(a) of the Reorganization Agreement (the "Escrow Shares") in the name of the Escrow Agent evidencing the shares of Parent Common Stock to be held in escrow in accordance with this Escrow Agreement. The Escrow Shares shall be held by the Escrow Agent in the Escrow in accordance with the provisions of this Escrow Agreement and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto or the Shareholders. Parent may from time to time deposit in the Escrow additional shares of Parent Common Stock pursuant to Sections 1.6 or 1.10 of the Reorganization Agreement and such shares shall be deemed to have been deposited in the Escrow at the Effective Time. All such shares shall be deemed Escrow Shares, and the Persons with rights in respect of such Escrow Shares shall be deemed Shareholders, for all purposes hereunder.

    3.2 INDEMNIFICATION. The Company has agreed in Section 9 of the Reorganization Agreement that each of the Indemnitees shall be held harmless and indemnified from and against, and shall be compensated and reimbursed for, any Damages incurred as set forth in Section 9 of the Reorganization Agreement. The Company, and the Agent on behalf of the Shareholders, expressly agree that the Escrow Shares (i) shall be security for such indemnity obligation, subject to the limitations and in the manner provided for in this Agreement and (ii) are subject to release to Parent or other Indemnitee upon the terms set forth herein.

    3.3 VOTING OF SHARES. The Shareholders shall be entitled to vote their respective proportionate amount of Escrow Shares set forth on Exhibit A. Parent shall give the Agent at least as much notice of meetings of shareholders as it gives its shareholders generally. The Agent shall promptly inform each Shareholder of each such meeting and of the matters to be considered at such meeting. The Agent shall, in accordance with the instructions received from the Shareholders, direct the Escrow Agent in writing as to the exercise of voting rights pertaining to the Escrow Shares as to which such voting instructions have been received, and the Escrow Agent shall comply with any such written instructions. In the absence of such instructions, the Escrow Agent shall not vote any of the Escrow Shares. The Agent shall have no obligation to solicit consents or proxies from the Shareholders for purposes of any such vote.

    3.4 DIVIDENDS, ETC. Any cash, securities or other property distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrow Shares shall not be distributed to the Agent or the Shareholders, but rather shall be deposited by Parent with the Escrow Agent to be held in the Escrow. At the time any Escrow Shares are required to be released from the Escrow to any Person pursuant to this Escrow Agreement, any cash, securities or other property previously distributed in respect of or in exchange for such Escrow Shares shall be released from the Escrow to such Person.


                                          2.

    3.5 TRANSFERABILITY. The interests of the Agent and the Shareholders in the Escrow and in the Escrow Shares shall not be assignable or transferable, other than by operation of law. No transfer of any of such interests by operation of law shall be recognized or given effect until Parent shall have received written notice of such transfer.

    3.6 FRACTIONAL SHARES. No fractional shares of Parent Common Stock shall be retained in or released from the Escrow pursuant to this Escrow Agreement.
In connection with any release of Escrow Shares from the Escrow, any Shareholder who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such shareholder) shall be paid by Parent in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Designated Parent Stock Price, and such fraction of a share shall be returned to Parent.


SECTION 4.    CLAIM PROCEDURES

    4.1 CLAIM NOTICE. If any Indemnitee determines in good faith that there is or has been a possible breach by the Company of any representation, warranty, covenant or other provision set forth in the Reorganization Agreement or other event giving rise to an indemnification obligation under Section 9.2 of the Reorganization Agreement (collectively, an "Indemnification Event"), and if Parent shall have consented to such Indemnitee asserting a claim for indemnification pursuant to Section 9.8 of the Reorganization Agreement and such Indemnitee wishes to make a claim against the Escrow with respect to such possible Indemnification Event, then such Indemnitee may deliver to each of the Agent and the Escrow Agent a written notice of such possible Indemnification Event (a "Claim Notice") setting forth (i) a brief description of the circumstances supporting such Indemnitee's belief that such possible Indemnification Event exists or has occurred, and (ii) a non-binding, preliminary estimate of the aggregate dollar amount of all Damages that have arisen and may arise as a direct or indirect result of such possible Indemnification Event (such aggregate amount being referred to as the "Claim Amount").

    4.2 RESPONSE NOTICE. Within 15 days after the delivery of a Claim Notice to the Agent, the Agent shall deliver to the Escrow Agent (with a copy to Parent) a written notice (the "Response Notice") containing: (i) instructions to the effect that Escrow Shares having a Fair Market Value (as defined in Section 6) equal to the entire Claim Amount set forth in such Claim Notice are to be released from the Escrow to such Indemnitee; OR (ii) instructions to the effect that Escrow Shares having a Fair Market Value equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice are to be released from the Escrow to such Indemnitee, together with a statement that the remaining portion of such Claim Amount is being disputed; OR
(iii) a statement that the entire Claim Amount set forth in such Claim Notice is being disputed. If no Response Notice is received by the Escrow Agent from the Agent within 30 days after the delivery of a Claim Notice to the Agent, then the Agent shall be deemed to have given instructions to the Escrow Agent that Escrow Shares having a Fair Market Value equal to the entire Claim Amount set forth in such Claim Notice are to be released to such Indemnitee from the Escrow.


                                          3.

    4.3  RELEASE OF ESCROW SHARES TO INDEMNITEES.

         (a) If the Agent gives (or is deemed to have given) instructions that Escrow Shares having a Fair Market Value equal to the entire Claim Amount set forth in a Claim Notice are to be released from the Escrow to an Indemnitee, then the Escrow Agent shall be authorized to transfer to such Indemnitee, from the Escrow, Escrow Shares having a Fair Market Value equal to such Claim Amount.

         (b) If a Response Notice delivered by the Agent in response to a Claim Notice contains instructions to the effect that Escrow Shares having a Fair Market Value equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice are to be released from the Escrow to an Indemnitee, then (i) the Escrow Agent shall be authorized to transfer to such Indemnitee, from the Escrow, Escrow Shares having a Fair Market Value equal to such specified portion of such Claim Amount, and (ii) the procedures set forth in Section 4.3(c) shall be followed with respect to the remaining portion of such Claim Amount.

         (c) If a Response Notice delivered by the Agent in response to a Claim Notice contains a statement that all or a portion of the Claim Amount set forth in such Claim Notice is being disputed (such Claim Amount or the disputed portion thereof being referred to as the "Disputed Amount"), then, notwithstanding anything contained in Section 5, the Escrow Agent shall continue to hold in the Escrow (in addition to any other Escrow Shares permitted to be retained in the Escrow, whether in connection with any other dispute or otherwise), Escrow Shares having a Fair Market Value equal to 125% of the Disputed Amount. Such Escrow Shares shall continue to be held in the Escrow until such time as (i) the applicable Indemnitee and the Agent execute a settlement agreement containing instructions regarding the release of such shares, or (ii) the Escrow Agent receives a copy of a court order containing instructions to the Escrow Agent regarding the release of such Escrow Shares. The Escrow Agent shall thereupon release such Escrow Shares from the Escrow in accordance with the instructions set forth in such settlement agreement or court order. (The parties acknowledge that it is appropriate to retain more than 100% of the Claim Amount in the Escrow in recognition of the fact that the Indemnitee may have underestimated the aggregate amount of the actual and potential Damages arising from a particular Indemnification Event, and to cover interest on such Claim Amount in accordance with Section 9.6 of the Reorganization Agreement.)

         (d)  Notwithstanding anything to the contrary set forth in this
Section 4, the Escrow Agent shall not release to an Indemnitee, and no Indemnitee shall be entitled to receive, any Escrow Shares in respect of indemnification obligations under Section 9 of the Reorganization Agreement for claims not in respect of or relating to Disputes ("Non-Dispute Indemnification Claims") if the total number of Escrow Shares previously released to Indemnitees together with the number of Escrow Shares being released to such Indemnitee collectively in respect of Non-Dispute Indemnification Claims shall exceed 77,700 shares; PROVIDED, HOWEVER, that the Escrow Agent shall be entitled to release, and an Indemnitee shall be entitled to receive, up to such number of Escrow Shares in respect of a Non-Dispute Indemnification Claim as shall not cause such 77,700 share aggregate maximum to be exceeded.


                                          4.

SECTION 5.    RELEASE OF SHARES TO SHAREHOLDERS

    5.1 SHARES TO BE RELEASED. On the date 12 months after the Closing Date (the "Scheduled Escrow Termination Date"), the Escrow Agent shall release to the Shareholders from the Escrow all Escrow Shares then held in the Escrow, other than any Escrow Shares that are to be retained in the Escrow in accordance with
Section 4.3(c). From and after the Scheduled Escrow Termination Date and upon the resolution of a dispute (and the release of Escrow Shares to Indemnitees in respect of such dispute, if any) in accordance with Section 4.3(c), Parent shall release to the Shareholders any Escrow Shares remaining in the Escrow in respect of such dispute.

    5.2  PROCEDURES FOR RELEASING SHARES.

         (a) In the event that the Escrow Agent is to release Escrow Shares to the Shareholders in accordance with Section 5.1, the Escrow Agent shall be authorized to transfer to each Shareholder, and shall so transfer and release to each Shareholder, such number of Escrow Shares, subject to Section 3.6, as shall equal the total number of Escrow Shares to be so transferred and released multiplied by the fraction (i) having a numerator equal to the number of shares of Parent Common Stock set forth opposite such Shareholder's name on Exhibit A hereto and (ii) having a denominator equal to the total number of Escrow Shares listed on Exhibit A.

         (b) Any release of shares to the Shareholders pursuant to Section 5.1 may be effected by mailing a stock certificate to the Shareholders certified mail, return receipt requested.


SECTION 6.    VALUATION OF SHARES HELD IN ESCROW

    For purposes of this Escrow Agreement, the "Fair Market Value" of the Escrow Shares shall be deemed to be equal to the number of Escrow Shares multiplied by the Designated Parent Stock Price (adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Parent after the Closing Date).


SECTION 7.    FEES AND EXPENSES

    7.1 ESCROW AGENT FEES AND EXPENSES. Upon execution of this Escrow Agreement and initial deposit of the Escrow Shares, an acceptance fee of $___________ will be payable to the Escrow Agent. This acceptance fee will cover the first year of the Escrow. Thereafter, an annual administrative fee will be payable in accordance with the Escrow Agent's fee schedules in effect from time to time. The Escrow Agent will also be entitled to reimbursement for extraordinary expenses incurred in performance of its duties hereunder.

    7.2 PAYMENT OF ESCROW AGENT. Parent shall pay the fees and expenses of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder. Parent shall be entitled to reimbursement of one-half of such fees and expenses from the Shareholders.


                                          5.

    7.3 AGENT'S FEES AND EXPENSES. All reasonable expenses (including attorneys' fees) incurred by the Agent in connection with the performance of its duties hereunder shall be reimbursed to the Agent by the Shareholders. Parent shall not be obligated to reimburse the Agent for any fees charged or expenses (including attorneys' fees) incurred by the Agent in connection with the Agent's performance of his duties hereunder. The Agent hereby agrees that he shall not seek payment or reimbursement of any such fees and expenses, if any, from Parent, the Surviving Corporation or the Company, and that the Agent shall only seek payment or reimbursement of all such fees and expenses from the Shareholders.

    7.4 REIMBURSEMENT PROCEDURES. Upon a notice in writing delivered to the Escrow Agent by Parent in respect of Section 7.2 or Section 8.2, or by the Agent in respect of Section 7.3, the Escrow Agent shall transfer, deliver and assign to the Person delivering the notice, in reimbursement of fees and expenses pursuant to Section 7.2, Section 7.3 or Section 8.2, such number of Escrow Shares held in the Escrow Account which have a Fair Market Value equal to the amount to be reimbursed. Notwithstanding the foregoing, the Agent's right of reimbursement from the Escrow Shares shall be in all respects subordinate to rights of Parent in respect of the Escrow Shares. The Escrow Agent shall transfer shares to the Agent in reimbursement of its expenses only at such time as Escrow Shares are otherwise distributable pursuant to the terms of this Agreement to the Shareholders.


SECTION 8.    LIMITATION OF ESCROW AGENT'S LIABILITY

    8.1 LIMITATION. The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement. In all questions arising under the Escrow Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

    8.2 INDEMNIFICATION OF ESCROW AGENT. Parent and the Shareholders, jointly and severally, shall indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. As among themselves, each of (i) Parent and (ii) the Shareholders shall be liable for one-half (1/2) of such amounts and Parent shall be entitled to reimbursement from the Escrow Shares of the Shareholders' share of any such loss, liability or expense.


                                          6.

SECTION 9.    SUCCESSOR ESCROW AGENT

    In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving resignation to the parties to this Escrow Agreement, specifying not less than 60 days' prior written notice of the date when such resignation shall take effect. Parent may appoint a successor Escrow Agent without the consent of the Agent so long as such successor is a bank with assets of at least $100 million, and may appoint any other successor Escrow Agent with the consent of the Agent, which consent shall not be unreasonably withheld. If, within such notice period, Parent provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Escrow Shares then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Shares to such designated successor.


SECTION 10.   GENERAL

    10.1 ADJUSTMENT OF EXHIBIT A.  If and when Parent deposits additional
Escrow Shares with the Escrow Agent, Parent shall revise Exhibit A to reflect such deposit. In connection therewith, Parent may as appropriate alter the identity of the Shareholders listed on Exhibit A and the number of Escrow Shares set forth opposite the appropriate Shareholders' names, including appropriate adjustments with respect to the incidence of any prior release of shares of Parent Common Stock to an Indemnitee as permitted in Section 1.6 of the Reorganization Agreement. Parent may deliver any revised Exhibit A in accordance with Section 10.3. Upon such delivery, any such revised Exhibit A
(i) shall be deemed appended to this Agreement in replacement of the prior Exhibit A and (ii) shall constitute Exhibit A for all purposes under this Agreement.

    10.2 OTHER AGREEMENTS.     Nothing in this Escrow Agreement is intended to
limit any of Parent's or any other Indemnitee's rights, or any obligation of the Company or any Shareholder, under the Reorganization Agreement or under any other agreement entered into in connection with the transactions contemplated by the Reorganization Agreement.

    10.3 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Escrow Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):


                                          7.

         if to the Escrow Agent:

         [Address]


         if to Parent:

              InVision Technologies, Inc.
              3420 E. Third Avenue
              Foster City, CA  94404
              Attention:  Chief Financial Officer
              Facsimile:  (415) 578-0930

              with a copy to:

              Robert L. Jones, Esq.
              Cooley Godward LLP
              Five Palo Alto Square
              3000 El Camino Real
              Palo Alto, CA  94306-2155
              Facsimile:  (415) 857-0663


         if to the Agent:

              Randall R. Lunn
              Techno Venture Management
              101 Arch Street
              Suite 1950
              Boston, MA  02110
              Facsimile:  (617) 345-9377


    10.4 COUNTERPARTS. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

    10.5 HEADINGS. The underlined headings contained in this Escrow Agreement are for convenience of reference only, shall not be deemed to be a part of this Escrow Agreement and shall not be referred to in connection with the construction or interpretation of this Escrow Agreement.

    10.6 GOVERNING LAW; VENUE. This Escrow Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws). Any state or federal court in the County of San Mateo in the State of California shall have exclusive jurisdiction and venue over


                                          8.

any dispute arising out of this Escrow Agreement and the parties hereby consent to the jurisdiction and venue of such courts.

    10.7 SUCCESSORS AND ASSIGNS; PARTIES IN INTEREST.

         (a) Subject to Sections 3.5 and 10.7(b), this Escrow Agreement shall be binding upon: the Company and its successors and assigns (if any); the Agent and the shareholders of the Company and their respective estates, successors and assigns (if any); and Parent and its successors and assigns (if any). This Escrow Agreement shall inure to the benefit of: the Company; the Shareholders; Parent; the other Indemnitees; and the respective successors (if any) of the foregoing.

         (b) Parent may freely assign any or all of its rights under this Escrow Agreement, in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person. None of the Shareholders, the Agent or the Company shall be permitted to assign any of his, her or its rights or delegate any of his, her or its obligations under this Escrow Agreement without Parent's prior written consent.

    10.8 WAIVER.

         (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Escrow Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Escrow Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

         (b) No Person shall be deemed to have waived any claim arising out of this Escrow Agreement, or any power, right, privilege or remedy under this Escrow Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

    10.9 AMENDMENTS. This Escrow Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent, the Agent and the Escrow Agent.

    10.10 SEVERABILITY. In the event that any provision of this Escrow Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Escrow Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.


                                          9.

    10.11 ENTIRE AGREEMENT. This Escrow Agreement and the Reorganization Agreement and the other agreements contemplated in the Reorganization Agreement set forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

    10.12     CONSTRUCTION.

         (a) For purposes of this Escrow Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

         (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Escrow Agreement.

         (c) As used in this Escrow Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

         (d) Except as otherwise indicated, all references in this Escrow Agreement to "Sections" are intended to refer to Sections of this Escrow Agreement.


                                         10.

    IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first above written.

                                  INVISION TECHNOLOGIES, INC.
                                  a Delaware corporation


                                  By:
                                      -------------------------------------
                                       Name:
                                       Title:


                                  QUANTUM MAGNETICS, INC.
                                  a California corporation


                                  By:
                                      -------------------------------------
                                       Name:
                                       Title:



                                  AGENT:


                                  By:
                                      -------------------------------------
                                       Randall R. Lunn



                                  ESCROW AGENT:


                                  By:
                                      -------------------------------------
                                       Name:
                                       Title:



                                         11.

                                      EXHIBIT A

                             SHAREHOLDERS OF THE COMPANY


                                         NUMBER OF
SHAREHOLDER                            ESCROW SHARES